Exhibit A1

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF
                    THE NEW AMERICA HIGH INCOME FUND, INC.

     The New America High Income Fund, Inc. (hereinafter referred to as the "Corporation"), a Maryland corporation having its principal office in the State of Maryland c/o The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The total number of shares of capital stock the Corporation is presently authorized to issue is 100,000,300 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 300 shares of Preferred Stock, $.01 par value per share, representing an aggregate par value of $1,000,003.

     SECOND: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement (hereinafter referred to as the "Articles of Incorporation") are all the provisions of the Charter of the Corporation as in effect as of this l9th day of February, 1988 (the "Restatement Date").

     THIRD: The Charter of the Corporation is hereby amended by striking in their entirety Articles I through VII inclusive, and by substituting in lieu thereof the following:

                                  ARTICLE I

                                     NAME

     The name of the Corporation is THE NEW AMERICA HIGH INCOME FUND, INC.

                                  ARTICLE II

                             PURPOSES AND POWERS

     The Corporation has been formed for the following purposes:

     1. To conduct and carry on the business of an investment company;

     2. To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash;

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                              STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the 53 page document on file in this office. DATED: Feb. 23, 1988.

                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:              /s/ Paula ????? Dean

This stamp replaces our previous certification system. Effective: 10/84

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

     3. To issue and sell shares of its capital stock and other securities in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law; and

     4. To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

  The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE III

                     PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, a corporation of this state, and the post office address of the resident agent is 929 North Howard Street, Baltimore, Maryland 21201.

                                  ARTICLE IV

                                CAPITAL STOCK

     (A) CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred million, two thousand (200,002,000) shares having an aggregate par value of $2,000,000, of which two hundred million (200,000,000) shares shall be Common Stock, $.01 par value per share, and two thousand (2,000) shares shall be Taxable Auction Rate Preferred Stock, no par value per share, liquidation preference $100,000 per share (the "Preferred Stock"). No share of the Corporation's capital stock shall be entitled to preemptive rights.

     (B) COMMON STOCK

     The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption in respect of the Common Stock are as follows:

     1. Ranking.

     The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends (other than dividends in Common Stock) and distributions on liquidation or dissolution and shall have such other qualifications, limitations and restrictions as provided in this Article IV.

     2. Dividends.

     After all accumulated and unpaid dividends upon all outstanding shares of the Preferred Stock for all past Dividend Periods (as defined below) have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities (as defined below) have been set apart for their payment), then and not otherwise, and subject to any other applicable provisions of Article IV(C), to the extent there are funds legally available therefor, dividends or other distributions may be declared upon and paid to the holders of shares of the Common Stock, to the exclusion of the holders of shares of the Preferred Stock.

     3. Liquidation Rights.

     In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of the Preferred Stock as provided for in Article IV(C), the holders of shares of the Common Stock shall be entitled, to the exclusion of the holders of shares of the Preferred Stock, to share ratably in all remaining assets of the Corporation.

     4. Redemption.

     The Corporation may redeem or repurchase shares of Common Stock to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act (as defined below) and by these Articles of Incorporation.

     5. Voting Rights.

     Each holder of Common Stock shall be entitled to one vote for each such whole share (and a proportionate vote for each fractional share) on each matter on which the holders of shares of the Common Stock shall be entitled to vote. Except as otherwise provided in these Articles of Incorporation, the holders of shares of the Common Stock and the holders of the

Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

     (C) PREFERRED STOCK

     The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption in respect of the Preferred Stock are as follows:

     1. Designation.

     The designation of the Preferred Stock shall be "Taxable Auction Rate Preferred Stock." Except as otherwise provided herein, each share of Preferred Stock shall be identical and equal in all respects to every other share of Preferred Stock. The Corporation shall not issue fractional shares of Preferred Stock.

     2. Definitions.

     Capitalized terms not defined in this paragraph 2 shall have the respective meanings specified in paragraph 8(a) of this Article IV(C). Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

     "Applicable Rate" has the meaning specified in paragraph 3(c)(i) below.

     "Articles of Incorporation" mean the Articles of Amendment and Restatement of the Corporation, as amended and restated from time to time.

     "Auction" means each operation of the Auction Procedures.

     "Auction Agent" means Bankers Trust Company or its successor or any other auction agent appointed by the Corporation to perform the functions performed by the Auction Agent.

     "Auction Agent Agreement" has the meaning specified in paragraph 3(c)(i) below.

     "Auction Date" has the meaning specified in paragraph 8(a)(iv) below.

     "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 8 below.

     "Basic Maintenance Amount" means, as of any date, the dollar amount equal to the sum of (a) 100% of the aggregate principal amount of the Notes then outstanding; (b) $l00,250 times the number of shares of Preferred Stock then outstanding; (c) an amount equal to interest on the aggregate principal amount of the Notes then outstanding from the most recent date to which interest has been paid or duly provided for (or, for purposes of calculating the Basic Maintenance Amount prior to the first date on which interest on the Notes is payable, then from February 15,
1988) until but not including (i) the next date to which interest on the Notes is scheduled to be paid or (ii) if the number of days from the date on which the Basic Maintenance Amount is determined until the next date on which interest on the Notes is scheduled to be paid is less than 64, all interest to accrue on the Notes then outstanding during the 63 days following the date of such calculation; (d) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock; (e) the aggregate Projected Dividend Amount; (f) the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed (other than the Notes);
and (g) the greater of $200,000 or the Corporation's current liabilities as of such date to the extent not otherwise reflected in any of (a) through (f) above, less the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of principal of or interest on the Notes or redemptions of or dividend payments with respect to the Preferred Stock. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the elements comprising the Basic Maintenance Amount may be changed from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, or the City of Boston, Massachusetts, are authorized or obligated by law or executive order to close.

     "Cash" means such coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

     "Certificate of Minimum Liquidity" has the meaning specified in paragraph 7(b)(i) below.

     "Commercial Paper Dealers" means Drexel Burnham Lambert Incorporated and any of its Affiliates or successors.

     "Conventional Mortgage Pass-Through Certificates" means an instrument issued in bearer or registered form, that is one of a class or series or by its terms is divisible into a class or series, and that is of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, evidencing (directly or indirectly) a proportional undivided interest in specified pools of whole mortgage loans that are secured by a valid first lien on each mortgagor's fee or leasehold interest in related mortgaged property (except for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security intended to be provided by such mortgages or deeds of trust, and standard exceptions and exclusions in title insurance policies) on one- to four-unit residences (including, without limitation, owner-occupied attached or detached single-unit residences, two- to four-unit primary residences, condominiums, second/vacation homes and non-owner occupied residences) and with respect to which the Required Documentation is required to be held by a trustee or independent custodian, which mortgage loans are serviced pursuant to servicing agreements with services that have either expressed the intention to advance funds to meet deficiencies (to the extent such servicers reasonably believe such advances are recoverable) or provided for alternative credit enhancement in lieu thereof, and which instruments (a) have been rated "AA" or better by Standard & Poor's or (b) do not qualify pursuant to clause (a) above, but the inclusion of which as Eligible Portfolio Property will not, in and of itself, impair, or cause the Preferred Stock to fail to retain, the rating assigned to such Preferred Stock by the Rating Agency, as evidenced by a letter to the Corporation to such effect from the Rating Agency which letter shall be delivered to the Auction Agent at the time each such Conventional Mortgage Pass-Through Certificate is to be included in the Eligible Portfolio Property, provided, that a Conventional Mortgage Pass-Through Certificate shall be eligible for inclusion in the Eligible Portfolio Property as of any Valuation Date only if it continues to satisfy as of such Valuation Date the requirements of at least one of clauses (a) or (b) above, as the Corporation may confirm verbally or in writing, directly or indirectly, or by reference to a publication of the Rating Agency, by confirmation from a nationally recognized securities dealer having a minimum capitalization of $25 million or by such other means as the Rating Agency shall approve. The Auction Agent shall be entitled to rely on the representations of the Corporation contained in the Portfolio Valuation Report with respect to any Valuation Date, that as of such Valuation Date the Corporation has confirmed that the Conventional Mortgage Pass-Through

Certificates included in the Eligible Portfolio Property are within the scope of this paragraph.

     "Corporate Bonds" means corporate debt obligations (other than Short Term Money Market Instruments or U.S. Government Obligations) rated from CCC to AAA by Standard & Poor's, which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column
(1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                    Column (1)      Column (2)        Column (3)
                    ------------    -------------   ---------------
                                      Maximum
                                     Percent of
                                       Value
                                         of
                                    Corporation         Maximum
                                      Assets,         Percent of
                                     Including           Value
                                      Eligible      of Corporation
                                       Port-            Assets,
                                       folio           Including
                      Minimum        Property,      Eligible Port-
                     Original       Invested in     folio Property,
   Standard &       Issue Size          any         Invested in any
     Poor's             of           One Issuer      One Industry
   Rating (1)       Each Issue          (2)          Category (2)
---------------     ------------    -------------   ---------------
                  ($ in millions)
AAA                   $100              10.0%            50.0%
AA                     100              10.0             33.3
A                      100              10.0             33.3
BBB                    100               5.0             20.0
BB                     100(4)            4.0             12.0
B                      100(4)            3.0              8.0
CCC (3)                100(4)            3.0              8.0

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

----------------------------
(1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating where appropriate except that corporate debt obligations rated CCC- shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(3) Corporate debt obligations in this rating category must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

Without amending these Articles of Incorporation, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

  "Cure Date" means the eighth Business Day following a Valuation Date, such date being the last day upon which the Corporation's failure to fulfill its obligations pursuant to paragraph 7(a)(i)-(iii) below could be cured.

  "Deposit Securities" means Cash, U.S. Government Obligations and Short Term Money Market Instruments. Except for purposes of determining compliance with the Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

  "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table (it being understood that any asset held by the Corporation and not listed in the following table or in an amendment thereof shall have a Discounted Value of zero):

Type of Eligible Portfolio Property                      Discount
                                                           Factor
------------------------------------------------      ------------

Type I Corporate Bonds:                                  1.50
Type II Corporate Bonds:                                 1.55
Type III Corporate Bonds:                                1.60
Type IV Corporate Bonds:                                 1.65
Type V Corporate Bonds:                                  1.70
Type VI Corporate Bonds:                                 1.80
Type VII Corporate Bonds:                                1.90
Type VIII Corporate Bonds:                               2.05
Type IX Corporate Bonds:                                 2.20
GNMA Certificates with fixed interest rates:             1.35
GNMA Certificates with adjustable interest
  rates:                                                 1.54
FHLMC and FNMA Certificates with fixed interest
  rates:                                                 1.45
FHLMC and FNMA Certificates with adjustable
  interest rates:                                        1.58
FHLMC Multifamily Securities:                            1.65
FHLMC and FNMA Certificates with variable
  interest rates (1):
GNMA Multifamily Securities (1):
GNMA Graduated Payment Securities (2):                   1.55
Conventional Mortgage Pass-Through Certificates (1):
U.S. Government Obligations having a remaining
  term to maturity of 90 days or less:                   1.00
U.S. Government Obligations having a remaining
  term to maturity of more than 90 days but not
  more than five years:                                  1.28
U.S. Government Obligations having a remaining
  term to maturity of more than five years but
  not more than 10 years:                                1.35
U.S. Government Obligations having a remaining
  term to maturity of more than 10 years but not
  more than 15 years:                                    1.45
U.S. Government Obligations having a remaining
  term to maturity of more than 15 years but not
  more than 30 years:                                    1.50
Cash and Short Term Money Market Instruments             1.00

(1) The Discount Factor determined therefor in writing by the Rating Agency.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agency.

Without amending these Articles of Incorporation, the Discount Factor applied to determine the Discounted Value of any item of Eligible Portfolio Property may be changed from that set forth in these Articles of Incorporation or a Discount Factor may be specified for any asset constituting Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

  "Discounted Value," with respect to any asset held by the Corporation, means the quotient of the Market Value of such asset divided by the applicable Discount Factor, provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date. With respect to the calculation of the aggregate Discounted Value of all Corporate Bonds included in the Corporation's Eligible Portfolio Property in determining the aggregate Discounted Value of the Corporation's Eligible Portfolio Property for comparison with the Basic Maintenance Amount, such calculations shall be made using the criteria set forth in the definitions of Corporate Bonds and Market Value and set forth herein. Notwithstanding any other provision hereof, any Corporate Bond that has a remaining term to maturity of more than 30 years and any asset to which a Discount Factor is not assigned shall have a Discounted Value of zero.

  "Dividend Payment Date" has the meaning specified in paragraph 3(b) below.

  "Dividend Period" has the meaning specified in paragraph 3(b) below.

  "Eligible Portfolio Property" means Corporate Bonds, Cash, U.S. Government Obligations, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC

Multifamily Securities, GNMA Certificates, GNMA Multifamily Securities, GNMA Graduated Payment Securities and Conventional Mortgage Pass-Through Certificates. Without amending these Articles of Incorporation, other assets may be specified as Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the specification will not adversely affect its then-current rating of the Preferred Stock.

  "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

  "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

  "FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the Preferred Stock to fail to retain, the rating assigned to such Preferred Stock by the Rating Agency, as evidenced by a letter to such effect from the Rating Agency.

  "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

  "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

  "GNMA" means the Government National Mortgage Association, and includes any successor thereto.

     "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

  "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences.

  "GNMA Multifamily Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the Preferred Stock to fail to retain the rating assigned to such Preferred Stock by the Rating Agency as evidenced by a letter to such effect from the Rating Agency.

  "Holder" means a Person who has signed a Master Purchaser's Letter and in whose name one or more outstanding shares of Preferred Stock are registered on the Stock Books.

  "Independent Accountants" means the Corporation's independent accountants, which shall be a nationally recognized accounting firm.

  "Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

   1. Aerospace and Defense

   2. Airlines

   3. Automobile/Auto Parts/Truck Manufacturing

   4. Banks/Savings and Loans

   5. Finance Companies/Consumer Credit

   6. Financial Services--Brokerage/Syndication/Leasing

   7. Building/Construction

   8. Real Estate Development/REITS

   9. Broadcasting--TV, Cable, and Radio

   10. Publishing

   11. Electronics/Computers

   12. Electrical Equipment

   13. Diversified/Conglomerate Services

   14. Diversified/Conglomerate Manufacturing

   15. Leisure/Amusement/Motion Pictures

   16. Agricultural Chemicals

   17. Chemicals

   18. Food

   19. Beverage

   20. Tobacco

   21. Retail

   22. Consumer Durable Goods/Home Furnishings

   23. Grocery/Convenience Stores

   24. Healthcare/Drugs/Hospital Supplies

   25. Childcare/Toys

   26. Personal Care Products/Cosmetics

   27. Hotel/Gaming

   28. Insurance Companies

   29. Machinery

   30. Metals/Mining

   31. Oil/Natural Gas

   32. Oil Services

   33. Packaging/Containers

   34. Paper/Forest Products/Printing

   35. Pollution Control/Waste Removal

   36. Electric Utilities

   37. Other Utilities

   38. Rail/Trucking/Overnight Delivery

   39. Telephone/Communications

   40. Textiles/Apparel

   41. Transportation

   42. Agriculture/Agricultural Equipment

   43. Miscellaneous

Without amending these Articles of Incorporation, the industry categories applicable with respect to the Corporation may be changed from those set forth in these Articles of Incorporation to other industry categories recognized by the Rating Agency if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

  "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b) below.

  "Initial Dividend Period" has the meaning specified in paragraph 3(b) below.

  "Interest and Dividend Coverage Amount," as of any date of determination, means the sum of:

      (a) the amount of interest on the Notes, if any, due to become payable on or prior to the next Dividend Payment Date and

      (b) the product of

         (i) the number of shares of Preferred Stock outstanding on such date multiplied by $100,000,

         (ii) the Applicable Rate in effect as of such date, and

         (iii) a fraction, the numerator of which is the number of days in the Dividend Period ending on the next Dividend Payment Date (determined by including the first day thereof but excluding the last day thereof) and the denominator of which is 360;

      less

      (c) the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of interest on the Notes or dividends on the Preferred Stock.

  "Interest and Dividend Coverage Assets," as of any date of determination, means Deposit Securities with maturity dates not later than the day preceding the next Dividend Payment Date; provided that if interest on the Notes shall be due prior to such Dividend Payment Date, then a portion of such Deposit Securities equal to the amount of such interest shall have maturity dates on or prior to the day preceding the applicable interest payment date; and provided further that if the applicable date of determination is a Dividend Payment Date or a date on which interest on the Notes is payable, any Deposit Securities to be applied to the dividends payable on the Preferred Stock or to interest on the Notes on such date shall not be included in Interest and Dividend Coverage Assets.

  "Investment Company Act" means the Investment Company Act of 1940 (15 U.S. Code S.80 et seq.), as amended from time to time.

  "Lien" has the meaning set forth in paragraph 3(d)(iv) below.

  "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below:

      (a) as to any Corporate Bond, (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the Reporting Date, and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be provided to the Auction Agent by the Corporation with the related Portfolio Valuation Report), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Valuation Date), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

      (b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such Certificate or security, as the case may be, as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts shown on the most recent report related to the Certificate or security received by the Corporation prior to the Reporting Date, and as to U.S. Government Obligations and Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements), the face amount or aggregate principal amount of such U.S. Government Obligations or Short Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of Certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

      (c) as to Conventional Mortgage Pass-Through Certificates, the product of
   (i) the outstanding aggregate principal balance of the mortgage loans underlying the Certificates as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Corporation, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such Certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero; and

      (d) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof.

Without amending these Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agency from that set forth in these Articles of Incorporation and (ii) a method recognized by the Rating Agency for calculating the Market Value of any asset identified as Eligible Portfolio Property after the Restatement Date may be specified if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

  "Minimum Liquidity Level is met" means, as of any date of determination, that the aggregate Market Value of the Interest and Dividend Coverage Assets equals or exceeds the Interest and Dividend Coverage Amount.

  "Notes" means the Corporation's Senior Extendible Notes issued pursuant to the indenture dated as of February 15, 1988 with respect thereto having Shawmut Bank, N.A. as trustee.

  "Notice of Redemption" has the meaning specified in paragraph 5(c)(iii) below.

  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Corporation.

  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Corporation.

  "Original Issuance Date" means the date on which the Corporation originally issues shares of Preferred Stock.

  "Paying Agent" means Bankers Trust Company and its successors or any other paying agent appointed by the Corporation to perform the functions performed by the Paying Agent.

  "Permitted Tax Liens" means liens of general and special taxes and assessments on the property in question.

  "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

  "Portfolio Calculation" shall have the meaning specified in paragraph
7(a)(ii).

  "Portfolio Valuation Report" means an Officers' Certificate delivered to the Auction Agent with respect to the valuation of the Eligible Portfolio Property.

  "Projected Dividend Amount" for the Preferred Stock shall mean, if the date of determination is a Valuation Date, the amount of dividends, based on the number of shares of Preferred Stock outstanding on such Valuation Date, projected to accumulate on such shares from such Valuation Date through the 63rd day after such Valuation Date, at the following dividend rates:

      (a) If the Valuation Date is the Original Issuance Date or a Dividend Payment Date, (i) for the Dividend Period beginning on the Original Issuance Date or such

   Dividend Payment Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date, and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (and including) the 63rd day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Original Issuance Date (in the case of the Original Issuance Date) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment Date); and

      (b) If such Valuation Date is not the Original Issue Date or a Dividend Payment Date, (i) for the period beginning on such Valuation Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date, and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (but not including) the sooner of the second following Dividend Payment Date or the 64th day following such Valuation Date, the product of
   1.95 and (x) the Maximum Applicable Rate on the Original Issuance Date (in the case of a Valuation Date occurring prior to the first Auction Date) or
   (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date) and (iii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.50 and the rate specified in clause (x) or (y) above.

If the date of determination is not a Valuation Date, then the Projected Dividend Amount on such date of determination shall equal the Projected Dividend Amount therefor on the immediately preceding Valuation Date, adjusted to reflect any decrease in the number of shares of Preferred Stock outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Board of Directors of the Corporation determines and the Rating Agency shall have advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the Preferred Stock.

  "Quarterly Valuation Date" means, so long as any shares of Preferred Stock are outstanding, the last Business Day of March, June, September and December of each year, commencing March 31, 1988, or, if such day is not a Valuation Date, the next preceding Valuation Date.

  "Rating Agency" means Standard & Poor's, for so long as Standard & Poor's issues a rating for the Preferred Stock, and, at such time as Standard & Poor's no longer issues a rating for the Preferred Stock, the successor to Standard & Poor's as the primary rating agency for the Preferred Stock.

  "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available; provided, that no such price shall be deemed to be available as of a Reporting Date if such price is not available as of a date within five Business Days next preceding the date as of which the determination of such Market Value is to be made.

  "Required Documentation," with respect to a mortgage loan means:

      (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the trustee or other custodian and accompanied by an assignment thereof;

      (b) the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property or related documentation, with evidence of recording or filing thereof, in each case accompanied by assignments thereof, executed in blank or to the trustee or other custodian, in recordable form as may be appropriate in the jurisdiction where the property is located and evidence that such assignment has been recorded in the name of the trustee or other custodian, and such trustee or other custodian receives an opinion of counsel (containing only such exceptions as may be permissible under the indenture or other agreement pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) to the effect that, notwithstanding that the assignment of the mortgage has not been recorded, the actions taken with respect to the mortgage loan are sufficient to permit the trustee or other custodian to avail itself of all protection available under applicable law against the claims of any present or future creditors of the issuer, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the mortgage and the related mortgage note by the issuer from being enforceable, or will create a valid assignment of and a valid and perfected lien upon and security interest in a mortgage and related mortgage note, which lien and security interest is (except for the trustee's lien securing certain obligations of the issuer to the trustee as provided in the indenture pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) prior in right to all other security interests therein created or perfected under the Uniform Commercial Code (as in effect in the jurisdiction where the property is located);

      (c) in the case of mortgage notes covered by private mortgage insurance, evidence that such mortgage notes are so insured; and

      (d) a copy of the title insurance policy or an opinion or certificate of counsel stating that the mortgage constitutes a first lien on the premises described in such mortgage (which opinion or certificate may be subject to exceptions for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies).

  "Securities Depository" means The Depository Trust Company and any successor thereto.

  "Scheduled Payment Day" has the meaning specified in paragraph 3(b) below.

  "Short Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Corporation of such instrument the remaining term to maturity thereof is not more than 30 days:

      (a) demand deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold to, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated at least A-1+ by Standard & Poor's;

      (b) repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and the commercial paper or other unsecured short-term debt obligations of which are rated at least A-1+ by Standard & Poor's, which must be repurchased within one Business Day from the date such repurchase obligation was entered into; and

      (c) commercial paper rated at the time of the Corporation's investment therein at least A-1+ by Standard & Poor's.

  "Special Redemption Assets" has the meaning specified in paragraph 5(b) below.

  "Standard & Poor's" means Standard & Poor's Corporation or any successor thereto or, if Standard & Poor's is not the Rating Agency, the references to Standard & Poor's shall be deemed to refer to the Rating Agency at such time and references to particular ratings of Standard & Poor's appearing herein shall be deemed to refer to the equivalent rating of such Rating Agency.

  "Stock Books" means the stock transfer books of the Corporation maintained by the Paying Agent with respect to the shares of Preferred Stock.

  "Subsequent Dividend Period" has the meaning specified in paragraph 3(b) below.

  "30-day "AA" Composite Commercial Paper Rate" on any date means (a) the interest equivalent of the 30-day rate on commercial paper on behalf of issuers whose corporate bonds are rated AA by Standard & Poor's, or Aa2 by Moody's Investors Service, Inc., or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (b) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 30-day rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the 30-day "AA" Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent.

  "Type I Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is AAA as of such date.

  "Type II Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is AA+ to AA- as of such date.

  "Type III Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is A+ to A- as of such date. "Type IV Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is BBB+ to BBB- as of such date.

  "Type V Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is BB+ to BB- as of such date.

  "Type VI Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is B+ to B as of such date.

  "Type VII Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is B- as of such date.

  "Type VIII Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is CCC+ as of such date and which are subordinated debt of the issuer.

  "Type IX Corporate Bonds" as of any date means Corporate Bonds whose Standard & Poor's rating is CCC as of such date and which are subordinated debt of the issuer.

  "U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

  "Valuation Date" means (a) the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day and (b) the last Business Day of such month; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such date shall be not more than fifteen days from the date on which the Preferred Stock initially is issued.

  "Vote of a Majority of the Outstanding Voting Securities" means the vote, at the annual or a special meeting of the stockholders of the Corporation duly called, (A) of 67 per cent or more of the voting securities present at such meeting, if the holders of more than 50 per cent of the outstanding voting securities of the Corporation are present or represented by proxy; or (B) of more than 50 per cent of the outstanding voting securities of the Corporation, whichever is less; to the extent stockholders of the Corporation are required to vote as a separate class or classes with respect to any matter, such requirements shall apply on a class-by-class basis.

  "Voting Period" has the meaning specified in paragraph 6(b) below.

  3. Dividends.

  (a) Holders of shares of Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum (determined as set forth below) payable on the respective dates set forth below.

  (b) Dividends on the shares of Preferred Stock shall accumulate from the Original Issuance Date. Accrued dividends shall be payable commencing on April 5, 1988 (the 40th day after the Original Issuance Date, hereinafter referred to as the "Initial Dividend Payment Date" ) and on each day thereafter which is the last day of the successive 30-day periods after such date. If any such last day (the "Scheduled Payment Day" ) is not a Business Day or, unless the Paying Agent shall make payments in same-day funds, the day succeeding the Scheduled Payment Day is not a Business Day, dividends payable on such Scheduled Payment Day shall be paid on the first Business Day succeeding such Scheduled Payment Day that is next succeeded by a day which is also a Business Day; provided, however, that if the Paying Agent shall make payments with respect to the shares of Preferred Stock in same-day funds, such next succeeding day need not be a Business Day. Any date on which a dividend on the Preferred Stock is payable pursuant to this paragraph 3(b) is herein called a "Dividend Payment Date." The period beginning on (and including) the Original Issuance Date and ending on (but not including) the Initial Dividend Payment Date is referred to herein as the "Initial Dividend Period." Each successive period commencing on, and including, the Dividend Payment Date for the previous Dividend Period and ending on and including the day preceding the next succeeding Dividend Payment Date is referred to herein as a "Subsequent Dividend Period" and the Initial Dividend Period and each Subsequent Dividend Period together are sometimes referred to herein as "Dividend Periods."

  (c) (i) The Applicable Rate for the Initial Dividend Period shall be 7 1/8% per annum. For the purpose of calculating the rate of dividends per annum payable on shares of Preferred Stock (the "Applicable Rate") for each Subsequent Dividend Period the Corporation shall enter into an agreement with the Auction Agent (the "Auction Agent Agreement"). The Applicable Rate on the shares of Preferred Stock for each Subsequent Dividend Period shall be determined by the Auction

Agent in accordance with the Auction Agent Agreement, which shall provide that the Auction Agent will follow the Auction Procedures described in paragraph 8 hereof to determine the Applicable Rate. In the event there is no Auction Agent on the Business Day prior to the first day of a Dividend Period, the Applicable Rate for such Dividend Period shall be equal to the Maximum Applicable Rate (as defined in paragraph 8(a) hereof) that could have resulted pursuant to the Auction Procedures, as determined by the Corporation, on such Business Day. The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the Auction Agent Agreement. If, due to the issuance of a Notice of Redemption, no shares of Preferred Stock are deemed outstanding on any Auction Date, or if no Auction is held on such date for any other reason, the Applicable Rate for the Dividend Period beginning on the Business Day following such Auction Date shall be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Auction Agent (or, if there is no Auction Agent, by the Corporation), on such Business Day.

  (ii) The amount of dividends per share payable on shares of Preferred Stock for each Dividend Period or part thereof shall be determined by the Auction Agent and shall be an amount equal to $100,000 per share of Preferred Stock multiplied by the product of (1) the Applicable Rate for such Dividend Period and (2) a fraction, the numerator of which shall be the actual number of days in such Dividend Period or part thereof and the denominator of which shall be
360. All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with 0.5 cents being rounded up).

  (d) (i) The Corporation will not issue any other series or class of stock which is senior to or on a parity with the Preferred Stock. No Holders of shares of Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in this paragraph 3, on shares of Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on any shares of the Preferred Stock that may be in arrears.

  (ii) For so long as shares of Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the Corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other stock of the Corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Basic Maintenance Amount would be achieved, and (B) all accumulated and unpaid dividends for all past Dividend Periods shall have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities have been set apart for their payment).

  (iii) Any dividend payment made on the shares of Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

  (iv) For so long as any shares of Preferred Stock are outstanding, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens" ) upon any of its Eligible Portfolio Property, except for (A) Liens the validity of which are being contested in good faith by appropriate proceedings, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty,
(C) Liens to secure payment for services rendered by the Auction Agent or the Trustee with respect to the Notes in connection with the Preferred Stock or the Notes and (D) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Corporation's stated investment objective, policies and restrictions.

  (e) Not later than noon on the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to pay the dividends that are payable on such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

  (f) Dividends in arrears for any past Dividend Period may be declared and paid to the Holders at any time, without reference to any regular Dividend Payment Date.

  4. Liquidation Rights.

  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $100,000 per share, plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), but such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

  (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all outstanding shares of Preferred Stock shall be insufficient to permit the payment in full to such Holders of the amounts to which they are entitled, then such available assets shall be distributed among the Holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full.

  (c) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or substantially all of its property and assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4.

  5. Redemption.

  Shares of the Preferred Stock shall be redeemable by the Corporation as provided below:

  (a) Optional Redemption.

  At its option, the Corporation may, out of funds legally available therefor (giving consideration to all applicable legal restraints, including, without limitation, the restraints imposed by Section 18(a) of the Investment Company
Act), upon at least 15 but not more than 30 days' notice pursuant to a Notice of Redemption, redeem some or all of the outstanding shares of Preferred Stock on any Dividend Payment Date, at $100,000 per share plus an amount equal to the accumulated and unpaid dividends on such shares (whether or not earned or declared by the Corporation, but excluding interest thereon) to the redemption date.

  (b) Mandatory Redemption.

  If the Corporation shall default in the performance or observance of any covenant contained in paragraph 7(a)(i) through (iii) hereof, and such default shall not have been cured prior to the close of business on the Cure Date, then the Corporation shall (i) notify the Paying Agent in writing by the close of business on the second Business Day following the Cure Date of its intention to redeem the number of whole shares of Preferred Stock calculated in clause (iii) below, (ii) give a Notice of Redemption (which shall specify a mandatory redemption date not more than 45 days after the Valuation Date on which the Corporation defaulted in the performance or observance of such covenant) with respect to the redemption of such shares and (iii) redeem, out of funds legally available therefor (giving consideration to all applicable legal restraints, including, without limitation, the restraints imposed by Section 18(a) of the Investment Company
Act), the minimum number of shares the redemption of which, if deemed to have occurred on the Valuation Date with respect to which the requirements of
Section 7(a)(i) through (iii) were not met, could have been effected using the proceeds from the deemed sale of "Special Redemption Assets." For purposes hereof, Special Redemption Assets shall mean such portfolio holdings as are identified by the Corporation in its sole discretion, the deemed sale of which for Cash on the applicable Valuation Date on which the requirements of paragraph 7(a)(i) through (iii) were not met would have caused the requirements of paragraph 7(a)(i) to have been satisfied on a pro forma basis as of such Valuation Date. Such shares of Preferred Stock redeemed pursuant to this paragraph 5(b) shall be redeemed at a redemption price equal to $100,250 per share plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared by the Corporation, but excluding interest thereon) to such mandatory redemption date.

  (c) General Provisions for Redemptions.

  (i) Notwithstanding the other provisions of this paragraph 5, no shares of Preferred Stock may be redeemed other than as specified below, unless all accumulated and unpaid dividends on all outstanding shares of Preferred Stock for all past Dividend Periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends; provided, however, that the Corporation may, without regard to such limitations, redeem, purchase or otherwise acquire shares of Preferred Stock (A) as a whole, pursuant to a mandatory or optional redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of Preferred Stock, to the extent permitted under the

Investment Company Act, Maryland law and these Articles of Incorporation.

  (ii) If fewer than all the outstanding shares of Preferred Stock are to be redeemed by mandatory or optional redemption, the shares to be redeemed shall be identified by the Board of Directors of the Corporation by lot or by such other method as the Corporation shall deem fair and equitable.

  (iii) Whenever shares of the Preferred Stock are to be redeemed, the Corporation shall mail, not fewer than 15 nor more than 30 days prior to the applicable redemption date, a written notice of redemption by first-class mail, postage prepaid, to each Holder of shares of Preferred Stock to be redeemed (a "Notice of Redemption"), as its name and address appear on the Stock Books, and to the Auction Agent. The Notice of Redemption shall also be published by the Corporation on or about the date thereof in The Wall Street Journal (National Edition) (or, if such notice cannot be published therein, then in a comparable newspaper printed in the English language and of general circulation in New York City). Each Notice of Redemption shall state (A) the redemption date, (B) the redemption price, (C) the number of shares of Preferred Stock to be redeemed, (D) the place or places where such Preferred Shares are to be redeemed, (E) that dividends on the shares to be redeemed will cease to accumulate on such redemption date and (F) the provision of these Articles of Incorporation under which the redemption is being made. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

  (iv) Following delivery of notice to the Paying Agent of the Corporation's intention to redeem shares of Preferred Stock pursuant to paragraph 5(b), (A) such shares of Preferred Stock and (B) Special Redemption Assets identified by the Corporation with respect to such shares of Preferred Stock shall thereafter be excluded from the calculation of the Basic Maintenance Amount and the Portfolio Calculation.

  (v) On each redemption date, the Securities Depository shall surrender the certificate evidencing the shares of Preferred Stock. Each Holder of shares of Preferred Stock that were called for redemption shall then be entitled to receive payment of the redemption price for each share. If fewer than all of the shares represented by such certificate are to be redeemed, the Corporation shall issue a new certificate for the shares not redeemed.

  (vi) If the Corporation shall give a Notice of Redemption, then by the Business Day next preceding the date fixed for redemption the Corporation shall deposit with the

Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to redeem the shares of Preferred Stock to be redeemed. In such event the Corporation shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders of the shares of Preferred Stock called for redemption upon the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. The Deposit Securities deposited with the Paying Agent pursuant to the immediately preceding sentence and the shares of Preferred Stock to be redeemed shall be excluded from the calculation of the Basic Maintenance Amount and the Portfolio Calculation. Upon the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders of the shares of Preferred Stock so called for redemption shall cease and terminate except the right of the Holders thereof to receive the redemption price thereof inclusive of accumulated but unpaid dividends, but without any interest, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the shares of Preferred Stock called for redemption on such date and any remaining Deposit Securities. Any assets so deposited which are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the Holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

  (vii) Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation may not be reissued, shall not be deemed outstanding, and shall be retired and cancelled. Shares with respect to which a Notice of Redemption has been given as provided in paragraph 5(c)(iii) above shall not be deemed outstanding for purposes of the Auction Procedures set forth in paragraph 8 hereof.

  (viii) In addition to redemption rights expressly established under these Articles of Incorporation the Corporation may repurchase shares of Preferred Stock to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act and by these Articles of Incorporation.

  (ix) If the Corporation shall not have funds legally available for the redemption of all the shares of the Preferred Stock to be redeemed on any redemption date (or is otherwise legally unable to effect such redemption), the Corporation shall redeem on such redemption date the number of shares of Preferred Stock as it shall be legally able to redeem, ratably from each Holder whose shares are to be redeemed and the remainder of the shares of the Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall first be legally able to redeem such shares upon not fewer than 15 and not more than 30 days' notice pursuant to a Notice of Redemption.

  6. Voting Rights.

  (a) General. Each Holder of Preferred Stock shall be entitled to one vote for each share held on each matter on which the Holders of the Preferred Stock are entitled to vote and, except as otherwise provided in these Articles of Incorporation or by law, the holders of the Preferred Stock and the Common Stock of the Corporation shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, the Holders of a majority of the shares of Preferred Stock represented in person or by proxy at said meeting shall be entitled as a class, to the exclusion of the holders of the Common Stock, to elect two directors of the Corporation; provided, however, that the identity of the two directors representing the Holders of Preferred Stock on and after the Restatement Date until the first meeting of the Corporation's stockholders following the Restatement Date may be designated by the Board of Directors. Subject to paragraph 6(b) hereof, the holders of a majority of the shares of Common Stock shall be entitled to elect the balance of the directors.

  (b) Right to Elect Majority of Board of Directors. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period" ), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the number of directors then constituting the Board of Directors, shall (together with the two directors elected by the Holders pursuant to paragraph 6(a)) constitute a majority of such increased number, and the Holders shall be entitled, voting as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of additional directors of the Corporation that shall constitute a majority of the total number of directors of the Corporation so increased. A Voting Period shall commence:

   (i) if at the close of business on any Dividend Payment Date any accumulated dividends (whether or not earned or declared by the Corporation, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of Preferred Stock shall be unpaid and sufficient Deposit Securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends;

  (ii) if the Corporation fails (A) to give a Notice of Redemption when required, (B) to redeem any of the shares of Preferred Stock that it is obligated to redeem as provided in paragraph 5(b) on or prior to the 45th day after the Valuation Date on which the Corporation's default giving rise to the obligation to redeem Preferred Stock initially occurred, or (C) to redeem any shares of Preferred Stock that it would have been required to redeem but for the fact that the Corporation is not legally able to redeem such shares; or

  (iii) if the Minimum Liquidity Level is not met as of any Valuation Date (unless the Corporation takes action so that the Minimum Liquidity Level is met by the fifth Business Day following such Valuation Date).

  The Voting Period and the voting rights so created upon the occurrence of the conditions set forth in this paragraph 6(b) shall continue unless and until:

      (A) all accumulated and unpaid dividends on the then outstanding shares of Preferred Stock including the accumulated and unpaid dividends as of the last preceding Dividend Payment Date shall have been paid or declared and sufficient Deposit Securities set apart for the payment of such dividends;

      (B) the Corporation shall have redeemed all of the shares of Preferred Stock (if any) that were subject (without regard to the Fund's legal ability to effect such redemption) to mandatory redemption or shall have given a Notice of Redemption and deposited with the Paying Agent Deposit Securities sufficient to effect such redemption; and

      (C) the Minimum Liquidity Level is met as of the most recent Valuation
   Date.

Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b).

  (c) Voting Procedures.

  (i) As soon as practicable after the accrual of any right of the Holders to elect directors pursuant to paragraph 6(b), the Corporation shall notify the Auction Agent and shall call a special meeting of the Holders by directing the Auction Agent to give a notice to the Holders of such special meeting which special meeting shall be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice or direction to the Auction Agent or if the Auction Agent does not give notice of such special meeting as provided above, the meeting may be called by any Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is given. At any such special meeting and at each meeting at which directors are elected held during a Voting Period, the Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders of the shares of Preferred Stock present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

  (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles of Incorporation, by statute or otherwise, no Holder shall be entitled to vote and no share of Preferred Stock shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient Deposit Securities for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 5(c)(iii) above.

  (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders to elect directors pursuant to paragraph 6(b) shall continue, notwithstanding the election at such meeting by the Holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders, together with the incumbent directors, shall constitute the duly elected directors of the Corporation.

   (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the directors elected by the Holders pursuant to paragraph 6(b) shall terminate, the persons elected by the holders of the Common Stock and the two directors elected by the Holders of the Preferred Stock pursuant to Section 6(a) and who are incumbent shall constitute the directors of the Corporation and the voting rights of the Holders to elect directors pursuant to paragraph 6(b) shall cease.

  (v) The directors elected by the Holders pursuant to paragraph 6(b) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the Holders of a majority of shares of the Preferred Stock outstanding. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the Holders) may be filled only by vote of the Holders of at least a majority of shares of the Preferred Stock outstanding, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the Holders. Any other vacancy on the Board of Directors during a Voting Period shall be filled as provided in the Corporation's By-Laws.

  (d) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of Preferred Stock or the Corporation fails to redeem any shares of Preferred Stock which it is required to redeem, or any other event occurs which requires the mandatory redemption of Preferred Stock and the required Notice of Redemption has not been given, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the Holders have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

  7. Asset and Liquidity Coverage.

  (a) Required Basic Maintenance Amount.

  (i) For so long as any shares of Preferred Stock are outstanding, the Corporation will maintain, on each Valuation Date, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the Basic Maintenance Amount, each as of such Valuation Date.

  (ii) On or before 5:00 P.M., Boston time, on the third Business Day after each Valuation Date, the Corporation shall complete and deliver to the Auction Agent a Portfolio Valuation Report, which will be deemed to have been delivered to the Auction Agent (A) if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof, or (B) if the Auction Agent receives a telecopy, telex or other electronic transcription setting forth at least the applicable Discounted Value of the aggregate of all Eligible Portfolio Property (the "Portfolio Calculation") and the Basic Maintenance Amount each as of the relevant Valuation Date and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the full Portfolio Valuation Report. A failure by the Corporation to deliver a Portfolio Valuation Report under this paragraph 7(a)(ii) shall be deemed to be delivery of a Portfolio Valuation Report indicating a Discounted Value for all Eligible Portfolio Property of less than the Basic Maintenance Amount, as of the relevant Valuation Date.

  (iii) Within three Business Days after the date of delivery to the Auction Agent of a Portfolio Valuation Report in accordance with paragraph 7(a)(ii) above relating to a Quarterly Valuation Date, the Corporation shall deliver to the Auction Agent a letter reviewing the Portfolio Calculation, prepared by the Corporation's Independent Accountants, relating to such Portfolio Valuation Report substantially to the effect that (A) the Independent Accountants have read the Portfolio Valuation Report for the current Quarterly Valuation Date (the "Report" ); (B) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting eligible portfolio market value are numerically correct; (C) with respect to the Basic Maintenance Amount, the results of the calculation set forth in the Report have been recalculated and are numerically correct; (D) with respect to the excess or deficiency of the Discounted Value amount when compared to the Basic Maintenance Amount, the results of the calculation set forth in the Report have been recalculated and are numerically correct; (E) with respect to the Standard & Poor's rating on Corporate Bonds, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in The Standard & Poor's Bond Guide (in the event such information does not agree or such information is not listed in The Standard & Poor's Bond Guide, the Independent Accountants will inquire of Standard & Poor's what such information is, and provide a listing in their letter of such differences, if any); and (F) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value) provided by the custodian of the Corporation's assets to the Corporation for purposes of valuing securities in the portfolio, the Independent Accountants have traced the price used in the Report to the lower of the two bid prices listed in the report provided by such custodian and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences). If any letter reviewing the Portfolio Calculation delivered pursuant to this paragraph shows that an error was made in the Portfolio Valuation Report for such Quarterly Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Auction Agent.

  (iv) The Corporation shall deliver an Officers' Certificate to the Auction Agent as of the last Business Day of each week certifying, to the best knowledge of the Officers signing such Officers' Certificate, the Portfolio Calculation as of such Business Day and the Basic Maintenance Amount as of such Business Day.

  (b) Liquidity Coverage.

  (i) As of each Valuation Date as long as any shares of Preferred Stock are outstanding, the Corporation shall determine (A) the Market Value of the Interest and Dividend Coverage Assets owned by the Corporation as of that Valuation Date, (B) the Interest and Dividend Coverage Amount on that Valuation Date, and (C) whether the Minimum Liquidity Level is met as of that Valuation Date. The calculations of the Interest and Dividend Coverage Assets, the Interest and Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity" ) dated as of the Valuation Date. The Portfolio Valuation Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Corporation shall cause the Certificate of Minimum Liquidity to be delivered to the Auction Agent not later than the close of business on the third Business Day after the Valuation Date. The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date, which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to the Auction Agent when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

  (ii) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Interest and Dividend Coverage Assets (with the proceeds from the liquidation of Eligible Portfolio Property or otherwise) to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to the Auction Agent a Certificate of Minimum Liquidity setting forth the calculations of the Interest and Dividend Coverage Assets and the Interest and Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Interest and Dividend Coverage Assets as of such fifth Business Day.

  8. Auction Procedures.

  (a) Certain Definitions. Capitalized terms not defined in this paragraph 8(a) shall have the respective meanings specified in paragraph 2. As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

    (i) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

    (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

    (iii) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 8.

    (iv) "Auction Date" shall mean the first Business Day next preceding the first day of a Dividend Period.

    (v) "Available Preferred Stock" shall have the meaning specified in paragraph 8(d)(i)(A) below.

    (vi) "Bid" and "Bids" shall have the respective meanings specified in paragraph 8(b)(i) below.

    (vii) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 8(b)(i) below.

    (viii) "Broker-Dealer" shall mean Drexel Burnham Lambert Incorporated and any other broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 8, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

    (ix) "Broker-Dealer Agreements" shall mean the agreement between the Auction Agent and Drexel Burnham Lambert Incorporated and similar agreements with one or more other Broker-Dealers pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 8.

    (x) "Existing Holder," when used with respect to shares of Preferred Stock, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of Preferred Stock in the records of the Auction Agent.

    (xi) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

    (xii) "Master Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Agent and a Broker Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell auction rate securities as set forth in this paragraph 8.

    (xiii) "Maximum Applicable Rate" and "Minimum Applicable Rate" on any Auction Date shall be 130% and 90%, respectively, of the 30-day "AA" Composite Commercial Paper Rate at the close of business on the Business Day next preceding the Auction Date.

    (xiv) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring shares of Preferred Stock (or, in the case of an Existing Holder, additional shares of Preferred Stock).

    (xv) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Preferred Stock.

    (xvi) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

    (xvii) "Submission Deadline" shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date (as specified by the Auction Agent from time to time) by which Broker-Dealers are required to submit Orders to the Auction Agent.

    (xviii) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 8(d)(i) below.

    (xix) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

    (xx) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

    (xxi) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

    (xxii) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 8(d)(i) below.

    (xxiii) "Winning Bid Rate" shall have the meaning specified in paragraph 8(d)(i) below.

  (b) Orders by Existing Holders and Potential Holders.

    (i) On or prior to the Submission Deadline on each Auction Date:

      (A) each Existing Holder, with respect to shares of Preferred Stock it then holds, may submit to a Broker-Dealer by telephone or otherwise information as to:

          (1) the number of shares, if any, of Preferred Stock held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next Dividend Period therefor:

          (2) the number of shares, if any, of Preferred Stock which such Existing Holder desires to continue to hold if the Applicable Rate for the next Dividend Period therefor shall not be less than the rate per annum then specified by such Existing Holder; and/or

          (3) the number of shares, if any, of Preferred Stock held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period therefor; and

    (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purposes of conducting a competitive Auction, shall contact Potential Holders on such lists to determine the number of shares, if any, of Preferred Stock which such Potential Holders offer to purchase if the Applicable Rate for the next succeeding Dividend Period therefor shall not be less than the rate per annum specified by such Potential Holder.

  For the purposes hereof, the communication to a Broker-Dealer of information referred to in this paragraph 8(b) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (A)(1) of this paragraph 8(b) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 8(b) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (A)(3) of this paragraph
8(b) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

    (ii) As a condition to participating in any Auction, each prospective purchaser of shares of Preferred Stock shall be required to sign and deliver two copies to the Auction Agent, and one copy to a Broker-Dealer, of a Master Purchaser's Letter, in which such prospective purchaser will agree, among other things, that:

      (A) a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

         (1) the number of shares of Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

         (2) such specified number or a lesser number of shares of Preferred Stock to be determined as set forth in clause (D) of paragraph 8(e)(i) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

         (3) such specified number or a lesser number of shares of Preferred Stock to be determined as set forth in clause (C) of paragraph 8(e)(ii) if the rate specified therein shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

      (B) a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

         (1) the number of shares of Preferred Stock specified in such Sell Order; or

         (2) such specified number or a lesser number of shares of Preferred Stock as set forth in clause (C) of paragraph 8(e)(ii) if Sufficient Clearing Bids do not exist.

      (C) a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

         (1) the number of shares of Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate therein: or

         (2) such specified number or a lesser number of shares of Preferred Stock as set forth in clause (E) of paragraph 8(e)(i) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

  (c) Submission of Orders by Broker-Dealers to Auction Agent.

      (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date and shall specify with respect to each Order:

      (A) the name of the Bidder placing such Order;

      (B) the aggregate number of shares of Preferred Stock that are the subject of such Order;

      (C) to the extent that such Bidder is an Existing Holder the number of shares, if any, of Preferred Stock subject to any:

         (1) Hold Order placed by such Existing Holder;

         (2) Bid placed by such Existing Holder and the rate specified in such Bid; and

         (3) Sell Order placed by such Existing Holder; and

      (D) to the extent such Bidder is a Potential Holder the rate specified in such Potential Holder's Bid.

      (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

      (iii) If an Order or Orders covering all of the shares of Preferred Stock held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of shares of Preferred Stock held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

      (iv) If one or more Orders covering in the aggregate more than the number of shares of Preferred Stock held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

      (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding shares of Preferred Stock held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Preferred Stock subject to such Hold Orders exceeds the number of shares of Preferred Stock held by such Existing Holder, the number of shares of Preferred Stock subject to each such Hold Order shall be reduced pro rata so that such Hold Order shall cover the number of shares of Preferred Stock held by such Existing Holder;

      (B) (1) any Bid shall be considered valid up to and including the excess of the number of shares of Preferred Stock held by such Existing Holder over the number of shares of Preferred Stock subject to any Hold Orders referred to in clause (iv)(A) of paragraph 8(c);

         (2) subject to subclause (1), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of shares of Preferred Stock subject to such Bids is greater than the excess described in subclause (1), the number of shares of Preferred Stock subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Preferred Stock equal to such excess:

         (3) subject to subclause (1), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and

         (4) the number, if any, of such shares of Preferred Stock subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

      (C) any Sell Order shall be considered valid up to and including the excess of the number of shares of Preferred Stock held by such Existing Holder over the sum of the shares of Preferred Stock subject to valid Hold Orders referred to in clause (iv)(A) of paragraph 8(c) and valid Bids by such Existing Holder referred to in clause (iv)(B) of paragraph 8(c), provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Preferred Stock subject to such Sell Orders is greater than such excess, the number of shares of Preferred Stock subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of shares of Preferred Stock equal to such excess.

      (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Preferred Stock therein specified.

      (vi) If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period with respect to which such Bid is made, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.

   (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

      (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

      (A) the excess of the total number of outstanding shares of Preferred Stock over the number of shares of Preferred Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Stock");

      (B) from the Submitted Orders whether the number of shares of Preferred Stock that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

         (1) the number of shares of Preferred Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

         (2) the number of shares of Preferred Stock that are subject to Submitted Sell Orders;

      in the event of such excess or such equality (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), such Submitted Bids are hereinafter referred to collectively as "Sufficient Clearing Bids"; and

      (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

         (1) each Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bids; and

         (2) each Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling those Potential Holders to purchase the shares of Preferred Stock that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (1) above continuing to hold an aggregate number of shares of Preferred Stock which, when added to the number of shares of Preferred Stock to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Preferred Stock.

      (ii) Promptly after the Auction Agent has made the determination pursuant to paragraph 8(d)(i) the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on all such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

      (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

      (B) if Sufficient Clearing Bids do not exist (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

      (C) if all the shares of Preferred Stock are the subject of Submitted Hold Orders, that the Applicable Rate for Preferred Stock for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.

   (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares. Existing Holders shall continue to hold the shares of Preferred Stock that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

      (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 8(e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

      (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Preferred Stock that are the subject of such Submitted Sell Orders or Submitted Bids:

      (B) the Submitted Bid of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bid:

      (C) the Submitted Bid of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted and such Potential Holder shall purchase the number of shares of Preferred Stock subject to such Submitted Bid;

      (D) the Submitted Bid of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Preferred Stock that are subject of such Submitted Bid, unless the number of shares of Preferred Stock subject to all such Submitted Bids shall be greater than the number of shares of Preferred Stock equal to the excess of the Available Preferred Stock over the number of shares of Preferred Stock subject to Submitted Bids described in clauses (B) and (C) of this paragraph 8(e)(i) (the "Remaining Shares" ). In such event such Existing Holder shall be required to sell shares of Preferred Stock subject to such Submitted Bid, but only in an amount equal to the difference between (x) the number of shares of Preferred Stock then held by such Existing Holder subject to such Submitted Bid and (y) the number of shares of Preferred Stock obtained by multiplying the number of Remaining Shares by a fraction the numerator of which shall be the number of outstanding shares of Preferred Stock held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of outstanding shares of Preferred Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

      (E) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of Preferred Stock obtained by multiplying the difference between the Available Preferred Stock and the number of shares of Preferred Stock subject to Submitted Bids described in clauses (B), (C) and
   (D) of this paragraph 8(e)(i) by a fraction the numerator of which shall be the number of shares of Preferred Stock subject to such Submitted Bid and the denominator of which shall be the sum of the number of shares of Preferred Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

      (ii) If Sufficient Clearing Bids have not been made (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), subject to the provisions of paragraph 8(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

      (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holders to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bid;

      (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted and such Potential Holder shall purchase the number of shares of Preferred Stock subject to such Submitted Bid; and

      (C) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Preferred Stock that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (x) the number of outstanding shares of Preferred Stock then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (y) the number of outstanding shares of Preferred Stock obtained by multiplying the difference between the Available Preferred Stock and the aggregate number of shares of Preferred Stock subject to Submitted Bids described in clauses (A) and (B) of this paragraph 8(e)(ii) by a fraction the numerator of which shall be the number of shares of Preferred Stock held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of shares of Preferred Stock subject to all such Submitted Bids and Submitted Sell Orders.

      (iii) If, as a result of the procedures described in paragraphs 8(e)(i) or 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Preferred Stock on any Auction Date, the Auction Agent shall, in such manner as it shall determine, round up or down the number of shares of Preferred Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Preferred Stock, even if such allocation results in one or more of such Potential Holders not purchasing shares of Preferred Stock on such Auction Date or any Existing Holder not selling shares of Preferred Stock on such Auction Date.

      (iv) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Preferred Stock to be purchased and the aggregate number of shares of Preferred Stock to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Preferred Stock.

   (f) Participation in Auctions. Neither the Corporation nor any Affiliate of the Corporation may submit an Order in any Auction.

   (g) Miscellaneous.

   (i) The Board of Directors of the Corporation may interpret the provisions of this paragraph 8 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Preferred Stock. If such inconsistency, ambiguity or defect reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances as permitted by law, authorize the filing of a Certificate of Correction.

      (ii) (A) An Existing Holder may sell, transfer or otherwise dispose of shares of Preferred Stock only (1) pursuant to a Bid or a Sell Order placed in an Auction in accordance with the procedures set forth in this paragraph 8, (2) to or through a Broker-Dealer or (3) to a Person that has delivered a signed Master Purchaser's Letter to the Auction Agent, provided that as a condition to such transfer (in the case of all transfers other than those pursuant to Auctions), such Existing Holder, the transferee or the transferee's Broker-Dealer or Agent Member of the Securities Depository shall advise the Auction Agent of such transfer; and

      (B) except as otherwise provided by law, all of the outstanding shares of Preferred Stock shall be represented by a separate certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Preferred Stock shall be entitled to receive a certificate representing such shares.

      (iii) The Corporation shall exercise its best efforts to maintain a Auction Agent pursuant to an agreement containing terms not materially less favorable to the Corporation than the terms of the Auction Agent Agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on January 27, 1988.

      (iv) The Corporation shall use its best efforts to maintain a rating of the Preferred Stock from Standard & Poor's.

   (h) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 8 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                  ARTICLE V
                              BOARD OF DIRECTORS

   (A) All corporate powers and authority of the Corporation (except as otherwise provided by statute, by these Articles of Incorporation or by the Corporation's By-Laws) shall be vested in and exercised by the Board of Directors. Except as may be required to give effect to paragraph 6(b) of Article IV(C), the number of directors constituting the Board of Directors shall be no less than three (3) nor more than fifteen (15), with the exact number to be fixed pursuant to the By-Laws provided that the number of directors shall at no time be less than the minimum number required under the Maryland General Corporation Law or, as long as any shares of Preferred Stock are outstanding, the Investment Company Act. The current number of directors is six (6) and the persons who are currently acting as directors are Patricia Ostrander, Richard E. Floor, Joseph L. Bower, Bernard J. Korman, Franco Modigliani and Ernest E. Monrad.

   At any time when the Holders of Preferred Stock of the Corporation become entitled to elect additional directors pursuant to paragraph 6(b) of Article IV(C), the exact number of directors fixed by the By-Laws of the Corporation or otherwise shall automatically be increased by the number of such additional directors and the maximum number of directors of the Corporation specified by these Articles of Incorporation shall be increased accordingly, if required; and at such time as the holders of Preferred Stock shall no longer be entitled to elect directors pursuant to paragraph 6(b) of Article IV(C), such exact number shall automatically be decreased by the number by which they were increased by reason of this provision.

   (B) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, but subject to the other provisions of these Articles of Incorporation, the Board of Directors is expressly authorized:

      1. To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act.

      2. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the

   Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or documents of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

      3. Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

      4. Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

      5. To establish the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

      6. To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose to the extent consistent with the By-Laws of the Corporation; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine and by means of a formula or other method of determination; and to establish payment dates for dividends or any other distributions on any basis.

      7. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

   (C) Any determination made in good faith, and in accordance with these Articles of Incorporation and generally accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose of creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provisions of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

   (D) Each Director of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Corporation's By-Laws and by the General Laws of the State of Maryland (including, but not limited to, S.2-418 of the Maryland General Corporation Law as in effect as of the date hereof or as amended and in effect from time to time) subject to applicable requirements of the Investment Company Act of 1940.

                                  ARTICLE VI
                           AMENDMENTS; CLASS VOTING

   (A) The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock. Any amendment to these Articles of Incorporation shall be adopted at either an annual or special meeting of the stockholders pursuant to affirmative vote of a majority of all of the outstanding shares of the Company's capital stock, voting as a single class, except as provided below.

   (B) As long as any shares of Preferred Stock are outstanding (i) the Corporation may not be voluntarily liquidated, dissolved, wound up, merged or consolidated, or converted to open-end status, and may not sell all or substantially all of its assets, without the approval of at least a majority of the outstanding shares of Preferred Stock and a majority of the outstanding shares of Common Stock, each voting as a separate class; (ii) the adoption of any plan of reorganization adversely affecting either the Preferred Stock or the Common Stock shall require the separate approval of a majority of the outstanding shares of such class; (iii) any action requiring a vote of security holders under Section 13(a) of the Investment Company Act including, among other things, changes in the Corporation's sub-classification as a closed-end investment company, changes in its investment objective or changes in any fundamental investment policy, shall require the approval of at least a majority of the outstanding shares of Preferred Stock and a majority of the outstanding shares of Common Stock, each voting as a separate class; (iv) the approval of a majority of the outstanding shares of Preferred Stock, voting separately as a class, shall be required to amend, alter or repeal any of the preferences, rights or powers, or increase the number of Preferred Shares authorized to be issued or decrease the number of Preferred Shares authorized to be issued; (v) the holders of the Preferred Stock and the Common Stock shall vote as separate classes in connection with the election of directors as provided in paragraph 6 of Article IV(C); and (vi) the Common Stock and the Preferred Stock will vote as separate classes to the extent otherwise required under Maryland law or the Investment Company Act. To the extent required under the Investment Company Act, any action by the stockholders of the Corporation shall require a Vote of a Majority of the Outstanding Voting Securities.

   FOURTH: By written informal action taken by the Board of Directors of the Corporation pursuant to and in accordance with Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly advised the foregoing Articles of Amendment and Restatement, and by written informal action unanimously taken by the stockholder of the Corporation in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the stockholder of the Corporation duly approved said Articles of Amendment and Restatement.

   IN WITNESS WHEREOF, THE NEW AMERICA HIGH INCOME FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this l9th day of February, 1988, and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of The New America High Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of her knowledge, information and belief.

                                         THE NEW AMERICA HIGH INCOME FUND, INC.

                                         By: /s/ Patricia Ostrander
                                             Patricia Ostrander, President

ATTEST:

/s/ Richard E. Floor
    Richard E. Floor, Secretary

VS-0976/d

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                  First Certificate of Change of Definitions
                      set forth in Articles of Amendment
                and Restatement dated as of February 19, 1988

                                  WITNESSETH

  WHEREAS, the Articles of Amendment and Restatement dated as of February 19, 1988 (the "Articles") of The New America High Income Fund, Inc. (the "Corporation") provide for changes in certain definitions set forth in
Article IV(C), paragraph 1 thereof without amending the Articles provided the Board of Directors of the Corporation determines, and the Rating Agency advises the Corporation in writing, that such change will not adversely affect the Rating Agency's then current rating for the Corporations Taxable Auction Rate Preferred Stock, no par value (the "Preferred Stock"); and

  WHEREAS, the Board of Directors of the Corporation has determined and the Rating Agency has advised the Corporation in writing that the changes set forth below, adopted for the purpose of expanding the types of commercial paper eligible for inclusion in the discounted value of the Corporation's portfolio, will not have such an effect.

  NOW THEREFORE, the following changes to the Articles are hereby adopted, effective as of the date hereof.

                                  ARTICLE I
                             Changes to Articles

1.01 Definition of Eligible Portfolio Property.

  The definition of Eligible Portfolio Property set forth in Article IV(C), paragraph 1 of the Articles is hereby changed in its entirety to provide as follows:

  "Eligible Portfolio Property" means Corporate Bonds (including without limitation commercial paper rated at the time of the Corporation's investment therein at least A-2 but lower than A-1+ by the Rating Agency), Cash, U.S. Government Obligations, Short Term Money Market Instruments, FNMA
Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, GNMA Multifamily Securities, GNMA Graduated

Payment Securities and Conventional Mortgage Pass-Through Certificates. Without amending these Articles of Incorporation, other assets may be specified as Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the specification will not adversely affect its then-current rating of the Preferred Stock.

1.02 Definition of Corporate Bonds.

  The definition of Corporate Bonds set forth in Article IV(C), paragraph 1 of the Articles is hereby changed in its entirety to provide as follows:

  "Corporate Bonds" means corporate debt obligations (other than Short Term Money Market Instruments or U.S. Government Obligations) rated from CCC to AAA by Standard & Poor's (or rated as provided below in the case of commercial paper), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended (such requirement shall not apply with respect to commercial paper), and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provision so of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds, the Corporation shall designate, in its sold discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                                        Column (1)           Column (2)           Column (3)
                                      ----------------   -----------------    -------------------
                                                                                    Maximum
                                                               Maximum          Percent of Value
                                                          Percent of Value       of Corporation
                                                           of Corporation      Assets, Including
                                                          Assets, Including      Eligible Port-
                                                           Eligible Port-       folio Property,
                                      Minimum Original     folio Property,      Invested in any
         Standard & Poor's             Issue Size of       Invested in any        One Industry
            Rating (1)                   Each Issue        One Issuer (2)         Category (2)
----------------------------------    ----------------   -----------------    -------------------
                                      ($ in millions)
AAA                                        $100                 10.0%                 50.0%
AA                                          100                 10.0                  33.3
A                                           100                 10.0                  33.3
BBB                                         100                  5.0                  20.0
BB                                          100(4)               4.0                  12.0
B                                           100(4)               3.0                   8.0
CCC (3)                                     100(4)               3.0                   8.0
At least A-1 but lower than A-1+
  (5)                                        NA                 10.0                  33.3
At least A-2 but lower than A-1
  (5)                                        NA                  5.0                  25.0

(1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating where appropriate except that corporate debt obligations rated CCC- shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3) Corporate debt obligations in this rating category must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(5) Represents commercial paper investments.

Without amending these Articles of Incorporation, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

1.03 Definition of Discount Factor.

  The definition of Discount Factor set forth in Article IV(C), paragraph 1 of the Articles is hereby changed in its entirety to provide as follows:

  "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table (it being understood that any asset held by the Corporation and not listed in the following table or in an amendment thereof shall have a Discounted Value of zero):

         Type of Eligible Portfolio Property            Discount Factor
----------------------------------------------------   ------------------
Type I Corporate Bonds:                                       1.50
Type II Corporate Bonds:                                      1.55
Type III Corporate Bonds:                                     1.60
Type IV Corporate Bonds:                                      1.65
Type V Corporate Bonds:                                       1.70
Type VI Corporate Bonds:                                      1.80
Type VII Corporate Bonds:                                     1.90
Type VIII Corporate Bonds:                                    2.05
Type IX Corporate Bonds:                                      2.20
GNMA Certificates with fixed interest rates:                  1.35
GNMA Certificates with adjustable interest rates:             1.54
FHLMC and FNMA Certificates with fixed interest
  rates:                                                      1.45
FHLMC and FNMA Certificates with adjustable interest
  rates:                                                      1.58


FHLMC Multifamily Securities:                                 1.65
FHLMC and FNMA Certificates with variable interest
  rates (1):
GNMA Multifamily Securities (1):
GNMA Graduated Payment Securities (2):                        1.55
Conventional Mortgage Pass-Through Certificates (1):
U.S. Government Obligations having a remaining term
  to maturity of 90 days or less:                             1.00
U.S. Government Obligations having a remaining term
  to maturity of more than 90 days but not more than
  five years:                                                 1.28
U.S. Government Obligations having a remaining term
  to maturity of more than five years but not more
  than 10 years:                                              1.35
U.S. Government Obligations having a remaining term
  to maturity of more than 10 years but not more
  than 15 years:                                              1.45
U.S. Government Obligations having a remaining term
  to maturity of more than 15 years but not more
  than 30 years:                                              1.50
Cash and Short Term Money Market Instruments                  1.00
Commercial paper having a rating of at least A-1 but
  lower than A-1+ from the Rating Agency at the time
  of the Corporation's investment therein:                    1.60
Commercial paper having a rating of at least A-2 but
  lower than A-1 from the Rating Agency at the time
  of the Corporation's investment therein:                    1.65

(1) The Discount Factor determined therefor in writing by the Rating Agency.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agency.

Without amending these Articles of Incorporation, the Discount Factor applied to determine the Discounted Value of any item of Eligible Portfolio Property may be changed from that set forth in these Articles of Incorporation or a Discount Factor may be specified for any asset constituting Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

                                  ARTICLE II
                           Miscellaneous Provisions

  2.01 Articles. Except as hereby expressly changed, the Articles are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

  2.02 Terms Defined. For all purposes of this Certificate of Change of Definitions, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form herein and defined in the Articles have the meanings specified in the Articles.

  2.03 Italics. Where partial changes of definitions contained in the Articles have been made in Article I hereof, the deleted wording appears in brackets and the amended wording appears underscored. Such device is merely for convenience and denotes no special emphasis or meaning.

IN WITNESS WHEREOF, THE NEW AMERICA HIGH INCOME FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 8th day of March, 1988, and its President acknowledges that these presents are the act and deed of The New America High Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of her knowledge, information and belief.

THE NEW AMERICA HIGH INCOME FUND, INC.

SEAL                                       By: /s/ Patricia Ostrander
                                               -----------------------
                                               Patricia Ostrander, President

ATTEST:

/s/ Richard E. Floor
--------------------
Richard E. Floor, Secretary

VS-1810/m
3/8/88

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                 Second Certificate of Change of Definitions
                      set forth in Articles of Amendment
                and Restatement dated as of February 19, 1988

                                  WITNESSETH

  WHEREAS, the Articles of Amendment and Restatement dated as of February 19, 1988, as heretofore changed (the "Articles"), of The New America High Income Fund, Inc. (the "Corporation") provide for changes in certain definitions set forth in Article IV(C), paragraph 2 thereof without amending the Articles provided the Board of Directors of the Corporation determines, and the Rating Agency advises the Corporation in writing, that such change will not adversely affect the Rating Agency's then current rating for the Corporation's Taxable Auction Rate Preferred Stock, no par value, liquidation preference $100,000 per share (the "Preferred Stock"); and

  WHEREAS, the Board of Directors of the Corporation has determined and the Rating Agency has advised the Corporation in writing that the changes set forth below, adopted in connection with the issuance of a surety bond (the "Bond") with respect to the Preferred Stock by Financial Security Assurance Inc. ("Financial Security"), will not have such an effect.

  NOW THEREFORE, the following changes to the Articles are hereby adopted, effective as of the date hereof.

                                  ARTICLE I
                             Changes to Articles

1.01 Definition of Corporate Bonds.

  Until such time as (i) Financial Security's claims-paying ability shall have a rating of less than "AA+" from the Rating Agency and less than "Aa1" from Moody's Investors Service, Inc. ("Moody's"), (ii) the Bond and related arrangements with Financial Security shall have terminated for any reason, or
(iii) the Articles shall be further amended or changed (a "Termination Event"), the definition of Corporate Bonds set forth in Article IV(C), paragraph 2 of the Articles shall be deemed to provide in its entirety as follows:

  "Corporate Bonds" means (a) Unrated Private Corporate Bonds (as defined below), (b) corporate debt obligations (other than Short Term Money Market Instruments, [or] U.S. Government Obligations and debt obligations of the type specified in clause (a) or (c) of this paragraph) rated from CCC to AAA by Standard & Poor's and/or from B3 to Aaa by Moody's (or rated as provided below in the case of commercial paper), which corporate debt obligations [(a)] (i) provide for the periodic payment of interest thereon in cash, [(b)]
(ii) do not provide for conversion or exchange into equity capital at any time over their respective lives, [(c)] (iii) have been registered under the Securities Act of 1933, as amended (the "Securities Act" (such requirement shall not apply with respect to commercial paper), and [(d)] (iv) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations including Unrated Private Corporate Bonds in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause [(d)] (iv)) and (c) securities issued by the International Bank for Reconstruction and Development meeting the requirements of clauses (b)(i), (b)(ii) and (b)(iv) above. In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                                                  Column (1)          Column (2)            Column (3)
                                                ----------------   -----------------    -------------------
                                                                                              Maximum
                                                                        Maximum          Percent of Value
                                                                    Percent of Value      of Corporation
                                                                     of Corporation      Assets, Including
                                                                   Assets, Including      Eligible Port-
                                                                     Eligible Port-       folio Property,
                                                Minimum Original    folio Property,       Invested in any
             Standard & Poor's/                  Issue Size of      Invested in any        One Industry
           Moody's Rating (1) (6)                  Each Issue        One Issuer (2)        Category (2)
--------------------------------------------    ----------------   -----------------    -------------------
                                                ($ in millions)
AAA/Aaa                                             $100                  10.0%                50.0%
AA/Aa                                                100                  10.0                 33.3
A/A                                                  100                  10.0                 33.3
BBB/Baa                                              100                   5.0                 20.0
BB/Ba                                                100(4)                4.0                 12.0
B/B1 or B2                                           100(4)                3.0                  8.0
CCC (3)/B3                                           100(4)                3.0                  8.0
Unrated Private Corporate Bonds                       50(7)                3.0                  8.0
                                                  --------------      ---------------     -----------------
At least A-1 but lower than A-1+/P2 (5)               NA                  10.0                 33.3
A-2/P2 (5) [At least A-2 but lower than A-1]          NA                   5.0                 25.0

(1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating and (1), (2) or (3) modifiers to the Moody's rating where appropriate except that corporate debt obligations rated CCC- by Standard & Poor's shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3) Corporate debt obligations in this rating category that are rated by Standard & Poor's must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(5) Represents commercial paper investments. Commercial paper rated A-1+ shall not be subject to the above table notwithstanding any Moody's rating.

(6) For purposes of applying the tests in the table, Corporate Bonds shall be deemed rated by Standard & Poor's only, except for Corporate Bonds rated only by Moody's, for which the Moody's rating shall be used in applying the standards in the table above with respect to such Corporate Bonds.

(7) Unrated Private Corporate Bonds may not constitute more than 22-1/2% of the aggregate value of the Corporation's Eligible Portfolio Property. Not more than 55.6% of the aggregate value of the Corporation's Unrated Private Corporate Bonds may be from issues with an original issue size of $50 million or more but less than $100 million, provided that not more than 27.8% of the aggregate value of the Corporation's Unrated Private Corporate Bonds may be from issues with an original issue size of $50 million or more but less than $75 million.

  For purposes hereof (and as part of this definition of Corporate Bonds), "Unrated Private Corporate Bond" shall mean any corporate debt obligation (other than Short-Term Money Market Instruments, U.S. Government Obligations, commercial paper, Corporate Bonds of the type specified in clause (b) of the first paragraph of this definition of Corporate Bonds and corporate debt obligations rated lower than CCC by Standard & Poor's and lower than B3 by Moody's (or, if rated by only one of such agencies, by the applicable agency)), which corporate debt obligation (a) was issued by a Person whose financial statements were the subject of an opinion prepared by a nationally recognized independent public accounting firm at the time of purchase of the applicable corporate debt obligation; (b) has been registered under the Securities Act or, if a security exempt from registration under Section 3 of the Securities Act or a security issued in a transaction exempt from the registration requirements of Section 5 of the Securities Act, is not a Restricted Security (as hereinafter defined) in the hands of the Corporation, as of the relevant date of determination, as applicable; (c) is an interest-paying obligation which provides for the regularly scheduled payment of interest thereon and the payment of principal on a stated dated or dates in cash; and (d) does not provide for conversion or exchange into equity capital at any time over its life. Notwithstanding the foregoing, any corporate debt obligation (or portion thereof, if applicable) otherwise within the provisions of the preceding sentence shall not be deemed an Unrated Private Corporate Bond if (and, if applicable, only to the extent that) (i) as of the relevant date of determination (A) it has an unpaid principal balance of less than $100,000; (B) it has had notice given to the holders thereof which has not expired or been rescinded (of which notice the Corporation shall have reasonable knowledge) that such corporate debt obligation is the subject of an offer by the issuer of such corporate debt obligation of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets (including Corporate Bonds of the type specified in clause (b) of the first paragraph of this definition) shall not be subject to the provisions of this clause (B)); (C) to the reasonable knowledge of the Corporation, the Corporation owns, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part at the time outstanding; and (D) to the reasonable knowledge of the Corporation, such corporate debt obligation is in default under the terms of its governing instruments; and (ii) at the time of purchase, the Corporation owned, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part. In the event that the Corporation shall exceed any percentage limitation set forth in this definition of Unrated Private Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Unrated Private Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation and therefore shall not be deemed within the definition of Corporate Bonds. For purposes hereof (and as part of this definition of Corporate Bonds), a "Restricted Security" is a corporate debt obligation which (1) is a "restricted security" as defined in Rule 144(a)(3) under the Securities Act or any successor rule, law or interpretation; provided, however, that such meaning shall not apply with respect to any corporate debt obligation if there exists Registration Rights (as hereinafter defined) with respect to the issue of which such corporate debt obligation is a part or (2) is subject to any further material condition to, or restriction on, the ability of the Corporation to sell, assign, transfer or otherwise liquidate such corporate debt obligation in a commercially reasonable time and manner or which would otherwise materially deprive the Corporation of the benefits of such corporate debt obligation intended to be provided hereunder; provided, however, that, notwithstanding the foregoing limitations, any requirement of registration or qualification applicable with respect to a corporate debt obligation pursuant to federal and any applicable state or other securities laws and any requirement of delivery of any certificate, consent, agreement, approval, opinion of counsel, notice or any other document of any Person reasonably necessary or appropriate in connection with the sale of such corporate debt obligation pursuant to any exemption from registration or qualification under federal and any applicable state or other securities laws and/or the registration or qualification of such corporate debt obligation under such federal and applicable state or other securities laws and the delivery of any certificate or other document usual or customary in connection with the transfer or registration of transfer of securities shall not be deemed to cause such corporate debt obligation to be deemed a "Restricted Security" under the foregoing clause
(2). For purposes hereof (and as part of this definition of Corporate Bonds), "Registration Rights" means a right in favor of the holders of a majority or less than a majority of the principal amount of securities of a particular issue of securities to request registration of such securities under the Securities Act and an obligation of the issuer of such securities (subject to customary limitations relating to the amount sold, market conditions and the like) under the Securities Act within a specified period of time not to exceed 12 months either from the date of issuance of such securities or the date of such request, or the right of the Corporation to include securities held by it in a registration initiated by the issuer or others.

  Without amending these Articles of Incorporation, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

                                    * * *

  (b) From and after any Termination Event, the definition of Corporate Bonds shall revert to and mean the definition of Corporate Bonds set forth in
Article IV(C), paragraph 2 of the Articles immediately prior to the date hereof, the terms of which provide in their entirety as follows:

  "Corporate Bonds" means corporate debt obligations (other than Short Term Money Market Instruments or U.S. Government Obligations) rated from CCC to AAA by Standard & Poor's (or rated as provided below in the case of commercial paper), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended (such requirement shall not apply with respect to commercial paper), and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or
(ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                                         Column (1)           Column (2)           Column (3)
                                       ----------------   -----------------    -------------------
                                                                                     Maximum
                                                                Maximum          Percent of Value
                                                           Percent of Value       of Corporation
                                                            of Corporation      Assets, Including
                                                           Assets, Including      Eligible Port-
                                                            Eligible Port-       folio Property,
                                       Minimum Original     folio Property,      Invested in any
         Standard & Poor's              Issue Size of       Invested in any        One Industry
             Rating (1)                   Each Issue        One Issuer (2)         Category (2)
-----------------------------------    ----------------   -----------------    -------------------
                                       ($ in millions)
AAA                                         $100                 10.0%                 50.0%
AA                                           100                 10.0                  33.3
A                                            100                 10.0                  33.3
BBB                                          100                  5.0                  20.0
BB                                           100(4)               4.0                  12.0
B                                            100(4)               3.0                   8.0
CCC (3)                                      100(4)               3.0                   8.0
At least A-1 but lower than A-1+
  (5)                                         NA                 10.0                  33.3
At least A-2 but lower than A-1 (5)           NA                  5.0                  25.0

(1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating where appropriate except that corporate debt obligations rated CCC- shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3) Corporate debt obligations in this rating category must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(5) Represents commercial paper investments.

  Without amending these Articles of Incorporation, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

1.02 Definition of Discount Factor.

  (a) Until the occurrence of a Termination Event, the definition of Discount Factor set forth in Article IV(C), paragraph 2 of the Articles shall be deemed to provide in its entirety as follows:

  "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table in column
(a); provided, however, that the "Discount Factor" for any asset held by the Corporation shall be the number set forth opposite each such type of asset in the following table in column (b) upon receipt by the Corporation of written notice from Financial Security to such effect until such time as the Corporation shall have received a further written notice from Financial Security to the effect that the Discount Factors in column (a) shall again apply (provided that, if any such notice is received on a

Valuation Date, the applicable change shall apply as of such Valuation Date) (it being understood that any asset held by the Corporation and not listed in the following table or in an amendment thereof shall have a Discounted Value of zero):

          Type of Eligible Portfolio Property (3)              Discount Factor
-----------------------------------------------------------    ----------------
                                                              (a)        (b)
                                                              ---   -----------
Type I Corporate Bonds/ Corporate Bonds rated Aaa by
  Moody's:                                                    1.13      [1.50]
Type II Corporate Bonds/Corporate Bonds rated Aa1 to Aa3 by
  Moody's:                                                    1.16      [1.55]
Type III Corporate Bonds/Corporate Bonds rated A1 to A3 by
  Moody's:                                                    1.20      [1.60]
Type IV Corporate Bonds/Corporate Bonds rated Baa1 to Baa3
  by Moody's:                                                 1.24      [1.65]
Type V Corporate Bonds/Corporate Bonds rated Ba1 to Ba3 by
  Moody's:                                                    1.28      [1.70]
Type VI Corporate Bonds/Corporate Bonds rated B1 to B2 by
  Moody's:                                                    1.35      [1.80]
Type VII Corporate Bonds/Corporate Bonds rated B3 by
  Moody's:                                                    1.43      [1.90]
Type VIII Corporate Bonds:                                    1.54      [2.05]
Type IX Corporate Bonds:                                      1.65      [2.20]
Unrated Private Corporate Bonds:                              1.69        (4)
GNMA Certificates with fixed interest rates:                  1.01      [1.35]
GNMA Certificates with adjustable interest rates:             1.16      [1.54]
FHLMC and FNMA Certificates with fixed interest rates:        1.09      [1.45]
FHLMC and FNMA Certificates with adjustable interest rates:   1.19      [1.58]
FHLMC Multifamily Securities:                                 1.24      [1.65]
FHLMC and FNMA Certificates with variable interest rates
  (1):
GNMA Multifamily Securities (1):
GNMA Graduated Payment Securities (2):                        1.16      [1.55]
Conventional Mortgage Pass-Through Certificates (1):
U.S. Government Obligations having a remaining term to
  maturity of 90 days or less:                                1.00      [1.00]
U.S. Government Obligations having a remaining term to
  maturity of more than 90 days but not more than five
  years:                                                      1.00      [1.28]
U.S. Government Obligations having a remaining term to
  maturity of more than five years but not more than 10
  years:                                                      1.01      [1.35]


U.S. Government Obligations having a remaining term to
  maturity of more than 10 years but not more than 15
  years:                                                      1.09      [1.45]
U.S. Government Obligations having a remaining term to
  maturity of more than 15 years but not more than 30
  years:                                                      1.13      [1.50]
Cash and Short Term Money Market Instruments:                 1.00      [1.00]
Commercial paper having a rating of at least A-1 but lower
  than A-1+ from the Rating Agency or P1 from Moody's at
  the time of the Corporation's investment therein:           1.20      [1.60]
Commercial paper having a rating of at least A-2 but lower
  than A-1 from the Rating Agency or P2 from Moody's at the
  time of the Corporation's investment therein:               1.24      [1.65]

(1) The Discount Factor determined therefor in writing by the Rating Agency.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agency.

(3) For Purposes of the above table, any instrument rated by both Standard & Poor's and Moody's shall be deemed rated by Standard & Poor's only. The discount factor for any instrument rated by Moody's but not by Standard & Poor's shall be determined with reference to the Moody's rating in accordance with the above table. All discount factors shall be based on the applicable rating as of the relevant date of determination.

(4) Unrated Private Corporate Bonds from issues with an original issue size of $50 million or more but less than $75 million shall have a Discount Factor of 2.60; Unrated Private Corporate Bonds from issues with an original issue size of $75 million or more but less than $100 million shall have a Discount Factor of 2.50; and all other Unrated Private Corporate Bonds shall have a Discount Factor or 2.25.

Without amending these Articles of Incorporation, the Discount Factor applied to determine the Discounted Value of any item of Eligible Portfolio Property may be changed from that set forth in these Articles of Incorporation or a Discount Factor may be specified for any asset constituting Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

                                    * * *

  (b) From and after any Termination Event, the definition of Discount Factor shall revert to and mean the definition of Discount Factor set forth in
Article IV(C), paragraph 2 of the Articles immediately prior to the date hereof, the terms of which provide in their entirety as follows:

  "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table (it being understood that any asset held by the Corporation and not listed in the following table or in an amendment thereof shall have a Discounted Value of zero):

          Type of Eligible Portfolio Property               Discount Factor
 -------------------------------------------------------   ------------------
Type I Corporate Bonds:                                           1.50
Type II Corporate Bonds:                                          1.55
Type III Corporate Bonds:                                         1.60
Type IV Corporate Bonds:                                          1.65
Type V Corporate Bonds:                                           1.70
Type VI Corporate Bonds:                                          1.80
Type VII Corporate Bonds:                                         1.90
Type VIII Corporate Bonds:                                        2.05
Type IX Corporate Bonds:                                          2.20
GNMA Certificates with fixed interest rates:                      1.35
GNMA Certificates with adjustable interest rates:                 1.54
FHLMC and FNMA Certificates with fixed interest rates:            1.45
FHLMC and FNMA Certificates with adjustable interest
  rates:                                                          1.58
FHLMC Multifamily Securities:                                     1.65
FHLMC and FNMA Certificates with variable interest
  rates (1):
GNMA Multifamily Securities (1):
GNMA Graduated Payment Securites (2):                             1.55
Conventional Mortgage Pass-Through Certificates (1):
U.S. Government Obligations having a remaining term to
  maturity of 90 days or less:                                    1.00


U.S. Government Obligations having a remaining term to
  maturity of more than 90 days but not more than five
  years:                                                          1.28
U.S. Government Obligations having a remaining term to
  maturity of more than five years but not more than 10
  years:                                                          1.35
U.S. Government Obligations having a remaining term to
  maturity of more than 10 years but not more than 15
  years:                                                          1.45
U.S. Government Obligations having a remaining term to
  maturity of more than 15 years but not more than 30
  years:                                                          1.50
Cash and Short Term Money Market Instruments                      1.00
Commercial paper having a rating of at least A-1 but
  lower than A-1+ from the Rating Agency at the time of
  the Corporation's investment therein:                           1.60
Commercial paper having a rating of at least A-2 but
  lower than A-1 from the Rating Agency at the time of
  the Corporation's investment therein:                           1.65

(1) The Discount Factor determined therefor in writing by the Rating Agency.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agency.

Without amending these Articles of Incorporation, the Discount factor applied to determine the Discounted Value of any item of Eligible Portfolio Property may be changed from that set forth in these Articles of Incorporation or a Discount Factor may be specified for any asset constituting Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

1.03 Definition of Market Value.

  (a) Until the occurrence of a Termination Event, the definition of Market Value set forth in Article IV(C), paragraph 2 of the Articles shall be deemed changed by adding the following as paragraph (b) of such definition and redesignating paragraphs (b), (c) and (d) of such definition as paragraphs
(c), (d) and (e):

    "(b) as to any Unrated Private Corporate Bond as of any Reporting Date, the product of (i) the unpaid principal balance of such Unrated Private Corporate Bond as of the applicable Reporting Date, and (ii) a fraction with a denominator of 1,000 and a numerator consisting of the average bid price on $1,000 principal amount of such Unrated Private Corporate Bond, as quoted as of such Reporting Date during normal trading hours on the New York Stock Exchange, Inc. by two nationally recognized securities dealers who are members of the National Association of Securities Dealers, Inc. regularly making a market in such Unrated Private Corporate Bond selected by the Corporation; provided, however, that, if the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; and provided, further, that the numerator shall in no case exceed any call price then applicable to such Unrated Private Corporate Bond plus (iii) accrued interest on such Unrated Private Corporate Bond (unless such accrued interest is payable to the holder of such Unrated Private Corporate Bond prior to the next Valuation Date); provided, however, that, if the Corporation is able to obtain only one bid quotation in accordance with clause (ii) above, the Corporation may request from Financial Security a second bid price obtained by Financial Security at its own expense from any nationally recognized securities dealer who is a member of the National Association of Securities Dealers, Inc. which bid quotation obtained shall be averaged with the bid quotation obtained by the Corporation in clause (ii) above; provided, further, however, that, if such second bid quotation is obtained but the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used;

    and provided, further, that, if no second bid quotation can be or is obtained from Financial Security as provided herein, the single bid quotation shall be used to determine Market Value of such Unrated Private Corporate Bond;"

                                     * * *

  (b) From and after any Termination Event, the provision added by Section 1.03(a) above shall be deemed deleted and the definition of Market Value shall revert to and mean the definition of Market Value set forth in Article IV(C), paragraph 2 of the Articles immediately prior to the date hereof, the terms of which provide in their entirety as follows:

  "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below:

      (a) as to any Corporate Bond, (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the Reporting Date, and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be provided to the Auction Agent by the Corporation with the related Portfolio Valuation Report), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Valuation Date), or, if two bid prices cannot be obtained, such time of Eligible Portfolio Property shall have a Market Value of zero;

      (b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such Certificate or security, as the case may be, as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts shown on the most recent report related to the Certificate or security received by the

    Corporation prior to the Reporting Date, and as to U.S. Government Obligations and Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements), the face amount or aggregate principal amount of such U.S. Government Obligations or Short Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of Certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

      (c) as to Conventional Mortgage Pass-Through Certificates, the product of (i) the outstanding aggregate principal balance of the mortgage loans underlying the Certificates as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts based on verbal reports of the services of the related mortgage loans to the Corporation, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such Certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero; and

(d) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof.

Without amending these Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agency from that set forth in these Articles of Incorporation and (ii) a method recognized by the Rating Agency for calculating the Market Value of any asset identified as Eligible Portfolio Property after the Restatement Date may be specified if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

                                  ARTICLE II
                           Miscellaneous Provisions

  2.01 Articles. Except as hereby expressly changed, the Articles are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

  2.02 Terms Defined. For all purposes of this Certificate of Change of Definitions, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form herein and defined in the Articles have the meanings specified in the Articles.

  2.03 Italics. Where partial changes of definitions contained in the Articles have been made in Sections 1.01(a) and 1.02(a) of Article I hereof, the deleted wording appears in brackets and the amended wording appears underscored. Such device is merely for convenience, denotes no special emphasis or meaning and shall not be deemed to limit or otherwise affect the applicability of column (b) under the definition of Discount Factors in
Section 1.02(a) hereof to the extent provided therein.

IN WITNESS WHEREOF, THE NEW AMERICA HIGH INCOME FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 3rd day of May, 1988, and its President acknowledges that these presents are the act and deed of The New America High Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of her knowledge, information and belief.

                                 THE NEW AMERICA HIGH INCOME FUND, INC.

SEAL                             By: /s/Patricia Ostrander, President
                                     --------------------------------
                                        Patricia Ostrander, President

ATTEST:

/s/John R. LeClaire,
--------------------
John R. LeClaire,
Assistant Secretary

DP-2448/m
5/3/88

THE NEW AMERICA HIGH INCOME FUND, INC.

                  Third Certificate of Change of Definitions
                      set forth in Articles of Amendment
                and Restatement dated as of February 19, 1988

                                  WITNESSETH

  WHEREAS, the Articles of Amendment and Restatement dated as of February 19, 1988, as heretofore changed (the "Articles") of The New America High Income Fund, Inc. (the "Corporation") provide for changes in certain definitions set forth in Article IV(C), paragraph 2 thereof without amending the Articles provided the Board of Directors of the Corporation determines, and the Rating Agency advises the Corporation in writing, that such change will not adversely affect the Rating Agency's then current rating for the Corporation's Taxable Auction Rate Preferred Stock, no par value, liquidation preference $100,000 per share (the "Preferred Stock"); and

  WHEREAS, the Board of Directors of the Corporation has determined and the Rating Agency has advised the Corporation in writing that the changes set forth below will not have such an effect, and Financial Security Assurance Inc. ("Financial Security") has consented to such changes as required under the Insurance Agreement dated as May 1, 1988 by and between the Corporation and Financial Security relating to the issuance of a surety bond (the "Bond").

  NOW THEREFORE, the following change to the Articles are hereby adopted, effective as of the date hereof.

                                  ARTICLE I
                              Change to Articles

1.01 Definition of Corporate Bonds.

  (a) Until such time as (i) Financial Security's claims-paying ability shall have a rating of less than "AA+" from the Rating Agency and less than "Aa1" from Moody's Investors Service, Inc. ("Moody's"), (ii) the Bond and related arrangements with Financial Security shall have terminated for any reason, or
(iii) the Articles shall be further amended or changed (a "Termination Event"), the definition of Corporate Bonds set forth in Article IV(C), paragraph 2 of the Articles shall be deemed to provide in its entirety as follows:

           "Corporate Bonds" means (a) Unrated Private Corporate Bonds (as defined below), (b) corporate debt obligations (other than Short Term Money Market Instruments, U.S. Government Obligations and debt obligations of the type specified in clause (a) or (c) of this paragraph) rated from CCC to AAA by Standard & Poor's and/or from B3 to Aaa by Moody's (or rated as provided below in the case of commercial paper), which corporate debt obligations (i) provide for the periodic payment of interest thereon in cash, (ii) do not provide for conversion or exchange into equity capital at any time over their respective lives, (iii) have been registered under the Securities Act of 1933, as amended (the "Securities Act") (such requirement shall not apply with respect to commercial paper), and (iv) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations including Unrated Private Corporate Bonds in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (iv)) and (c) securities issued by the International Bank for Reconstruction and Development meeting the requirements of clauses (b)(i),
(b)(ii) and (b)(iv) above. In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column
(2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                          Column (1)        Column (2)       Column (3)
                          ----------        ----------       ----------
                                                               Maximum
                                              Maximum      Percent of Value
                                          Percent of Value  of Corporation
                                           of Corporation  Assets, Including
                                         Assets, Including  Eligible Port-
                                           Eligible Port-   folio Property,
                       Minimum Original   folio Property,   Invested in any
Standard & Poor's/      Issue Size of     Invested in any    One Industry
Moody's Rating (1)(6)     Each Issue       One Issuer(2)      Category(2)
---------------------     ----------       -------------      -----------
                       ($ in millions)

AAA/Aaa..............        $100              10.0%              50.0%
AA/Aa................         100              10.0               33.3
A/A..................         100              10.0               33.3
BBB/Baa..............         100               5.0               20.0
BB/Ba................         100(4)            4.0               12.0
B/B1 or B2...........         100(4)            3.0                8.0
CCC(3)/B3............         100(4)            3.0                8.0
Unrated Private
  Corporate Bonds              50(7)            3.0                8.0

At least A-1 but lower
  than A-1+/P2(5)              NA              10.0               33.3
A-2/P2(5)                      NA               5.0               25.0

----------
(1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating and (1), (2) or (3) modifiers to the Moody's rating where appropriate except that corporate debt obligations rated CCC- by Standard & Poor's shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3) Corporate debt obligations in this rating category that are rated by Standard & Poor's must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(5) Represents commercial paper investments. Commercial paper rated A-1+ shall not be subject to the above table notwithstandinq any Moody's rating.

(6) For purposes of applying the tests in the table, Corporate Bonds shall be deemed rated by Standard & Poor's only, except for Corporate Bonds rated only by Moody's, for which the Moody's rating shall be used in applying the standards in the table above with respect to such Corporate Bonds.

(7) Unrated Private Corporate Bonds may not constitute more than 22 1/2% of the aggregate value of the Corporation's Eligible Portfolio Property. Not more than 55.6% of the aggregate value of the Corporation's Unrated Private Corporate Bonds may be from issues with an original issue size of $50 million or more but less than $100 million, provided that not more than 27.8% of the aggregate value of the Corporation's Unrated Private Corporate Bonds may be from issues with an original issue size of $50 million or more but less than $75 million.

           For purposes hereof (and as part of this definition of Corporate Bonds), "Unrated Private Corporate Bond" shall mean any corporate debt obligation (other than Short-Term Money Market Instruments, U.S. Government Obligations, commercial paper, Corporate Bonds of the type specified in clause
(b) of the first paragraph of this definition of Corporate Bonds and corporate debt obligations rated lower than CCC by Standard & Poor's and lower than B3 by Moody's (or, if rated by orly one of such agencies, by the applicable agency)), which corporate debt obligation (a) was issued by a Person whose financial statements were the subject of an opinion prepared by a nationally reccgnized independent public accounting firm at the time of purchase of the applicable corporate debt obligation; (b) has been registered under the Securities Act or, if a security exempt from registration under Section 3 of the Securities Act, or a security issued in a transaction exempt from the registration requirements of
Section 5 of the Securities Act, is not a Restricted Security (as hereinafter defined) in the hands of the Corporation, as of the relevant date of determination, as applicable; (c) is an interest-paying obligation which provides for the regularly scheduled payment of interest thereon and the payment of principal on a stated dated or dates in cash; and (d) does not provide for conversion or exchange into equity capital at any time over its life. Notwithstanding the foregoing, any corporate debt obligation (or portion thereof, if applicable) otherwise within the provisions of the preceding sentence shall not be deemed an Unrated Private Corporate Bond if (and, if applicable, only to the extent that) (i) as of the relevant date of determination (A) it has an unpaid principal balance of less than $100,000; (B) it has had notice given to the holders thereof which has not expired or been rescinded (of which notice the Corporation shall have reasonable knowledge) that such corporate debt obligation is the subject of an offer by the issuer of such corporate debt obligation of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets (including Corporate Bonds of the type specified in clause
(b) of the first paragraph of this definition) shall not be subject to the provisions of this clause (B)); (C) to the reasonable knowledge of the Corporation, the Corporation owns, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part at the time outstanding; [and] or (D) to the reasonable knowledge of the Corporation, such corporate debt obligation is in default under the terms of its governing instruments; [and] or (ii) at the time of purchase, the Corporation owned, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part. In the event that the Corporation shall exceed any percentage limitation set forth in this definition of Unrated Private Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Unrated Private Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation and therefore shall not be deemed within the definition of Corporate Bonds. For purposes hereof (and as part of this definition of Corporate Bonds), a "Restricted Security" is a corporate debt obligation which (1) is a "restricted security" as defined in Rule 144(a)(3) under the Securities Act or any successor rule, law or interpretation; provided, however, that such meaning shall not apply with respect to any corporate debt obligation if there exists Registration Rights (as hereinafter defined) with respect to the issue of which such corporate debt obligation is a part or (2) is subject to any further material condition to, or restriction on, the ability of the Corporation to sell, assign, transfer or otherwise liquidate such corporate debt obligation in a commercially reasonable time and manner or which would otherwise materially deprive the Corporation of the benefits of such corporate debt obligation intended to be provided hereunder; provided, however, that, notwithstanding the foregoing limitations, any requirement of registration or qualification applicable with respect to a corporate debt obligation pursuant to federal and any applicable state or other securities laws and any requirement of delivery of any certificate, consent, agreement, approval, opinion of counsel, notice or any other document of any Person reasonably necessary or appropriate in connection with the sale of such corporate debt obligation pursuant to any exemption from registration or qualification under federal and any applicable state or other securities laws and/or the registration or qualification of such corporate debt obligation under such federal and applicable state or other securities laws and the delivery of any certificate or other document usual or customary in connection with the transfer or registration of transfer of securities shall not be deemed to cause such corporate debt obligation to be deemed a "Restricted Security" under the foregoing clause (2). For purposes hereof (and as part of this definition of Corporate Bonds), "Registration Rights" means (i) a right in favor of the holders of a majority or less than a majority of the principal amount of securities of a particular issue of securities to request registration of such securities under the Securities Act and an obliqation of the issuer of such securities (subiect to customary limitations relating to the amount sold, market conditions and the like) to file or cause to be filed a registration statement under the Securities Act within a specified period of time not to exceed 12 months either from the date of issuance of such securities or the date of such request, (ii) [and] an obligation of the issuer of such securities (subject to customary limitations relating to the amount sold, market conditions and the like) to file or cause to be filed a registration statement under the Securities Act within a specified period of time not to exceed 12 months [either] from the date of issuance of such securities [or the date of such request] or (iii) a provision in the relevant security or securities or the related documentation under which the holder or holders thereof would be entitled to receive an automatic increase in the rate of interest on such securities in the event that such security or securities have not been registered under the Securities Act within a specified period of time not to exceed 12 months from the date of issuance of such security or securities (and further that such interest rate shall increase thereafter periodically until such registration has been effected). [or the right of the Corporation to include securities held by it in a registration initiated by the issuer or others.]

           Without amending these Articles of Incorporation, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

                                      * * *

          (b) From and after any Termination Event, the definition of Corporate Bonds shall revert to and mean the definition of

Corporate Bonds set forth in Article IV(C), paragraph 2 of the Articles immediately prior to the date hereof, the terms of which provide in their entirety as follows:

           "Corporate Bonds" means corporate debt obligations (other than Short Term Money Market Instruments or U.S. Government Obligations) rated from CCC to AAA by Standard & Poor's (or rated as provided below in the case of commercial paper), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended (such requirement shall not apply with respect to commercial paper), and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):











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





                          Column (1)        Column (2)       Column (3)
                          ----------        ----------       ----------
                                                               Maximum
                                              Maximum      Percent of Value
                                          Percent of Value  of Corporation
                                           of Corporation  Assets, Including
                                         Assets, Including  Eligible Port-
                                           Eligible Port-   folio Property
                       Minimum Original   folio Property,   Invested in any
Standard & Poor's/      Issue Size of     Invested in any    One Industry
    Rating (1)            Each Issue       One Issuer(2)      Category(2)
---------------------     ----------       -------------      -----------
                       ($ in millions)

AAA..................        $100              10.0%             50.0%
AA...................         100              10.0              33.3
A....................         100              10.0              33.3
BBB..................         100               5.0              20.0
BB...................         100(4)            4.0              12.0
B....................         100(4)            3.0               8.0
CCC(3)...............         100(4)            3.0               8.0

At least A-1 but lower
  than A-1+(5)                 NA              10.0              33.3
At least A-2 but lower
  than A-1(5)                  NA               5.0              25.0

----------
(1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating where appropriate except that corporate debt obligations rated CCC-shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3) Corporate debt obligations in this rating category must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these ratinq categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(5) Represents commercial paper investments.

     Without amending these Articles of Incorporation, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

     1.02 Definition of Market Value.

     (a) Until the occurrence of a Termination Event, the definition of Market Value set forth in Article IV(C), paragraph 2 of the Articles shall be deemed to provide in its entirety as follows:

     "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below:

          (a) as to any Corporate Bond (other than any Unrated Private Corporate
     Bond), (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the Reporting Date, and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be provided to the Auction Agent by the Corporation with the related Portfolio Valuation Report), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Valuation Date), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

          (b) as to any Unrated Private Corporate Bond as of any Reporting Date, the product of (i) the unpaid principal balance of such Unrated Private Corporate Bond as of the applicable Reporting Date, and (ii) a fraction with a denominator of 1,000 and a numerator consisting of the average bid price on $1,000 principal amount of such Unrated Private Corporate Bond, as quoted as of such Reporting Date during normal trading hours on the New York Stock Exchange, Inc. by two nationally recognized securities dealers who are members of the National Association of Securities Dealers, Inc. regularly making a market in such Unrated Private Corporate Bond selected by the Corporation; provided, however, that, if the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; and provided, further, that the numerator shall in no case exceed any call price then applicable to such Unrated Private Corporate Bond plus (iii) accrued interest on such Unrated Private Corporate Bond (unless such accrued interest is payable to the holder of such Unrated Private Corporate Bond prior to the next Valuation Date); provided, however, that, if the Corporation is able to obtain only one bid quotation in accordance with clause (ii) above, the Corporation may request from Financial Security a second bid price obtained by Financial Security at its own expense from any nationally recognized securities dealer who is a member of the National Association of Securities Dealers, Inc. which bid quotation obtained shall be averaged with the bid quotation obtained by the Corporation in clause
     (ii) above; provided, further, however, that, if such second bid quotation is obtained but the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; and provided, further, that, if no second bid quotation can be or is obtained from Financial Security as provided herein, the single bid quotation shall be used to determine Market Value of such Unrated Private Corporate Bond;

          (c) (i) the product of [(i)] (A) as to GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such Certificate or security, as the case may be, as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts shown on the most recent report related to the Certificate or security received by the Corporation prior to the Reporting Date, and as to U.S. Government Obligations havinq a remaininq maturity of more than 30 days [and Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements)], the face amount or aggregate principal amount of such U.S.

     Government Obligations [or Short Term Money Market Instruments, as the case may be,] and [(ii)] (B) the lower of the bid prices for the same kind of Certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), plus (ii) accrued and unpaid interest thereon if such interest is not included in the above prices; provided, however that [or,] if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

          (d) as to U.S. Government Obligations havinq a remaining term to maturity of 30 days or less and Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements), the face amount or aggreqate Principal amount of such U.S. Government Securities or Short Term Money Market Instruments, as the case may be, plus accrued and unpaid interest thereon;

          [(d)] (e) as to Conventional Mortgage Pass-Through Certificates, the product of (i) the outstanding aggregate principal balance of the mortgage loans underlying the Certificates as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Corporation, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such Certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero; and

          [(e)] (f) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof.

                                      * * *

     (b) From and after any Termination Event, the provision added by Section 1.02(a) above shall be deemed deleted and the definition of Market Value shall revert to and mean the definition of Market Value set forth in Article IV(C), paragraph 2 of the Articles immediately prior to the date hereof, the terms of which provide in their entirety as follows:

     "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below:

          (a) as to any Corporale Bond, (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the Reporting Date, and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be provided to the Auction Agent by the Corporation with the related Portfolio Valuation Report), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Valuation Date), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

          (b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such Certificate or security, as the case may be, as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts shown on the most recent report related to the Certificate or security received by the Corporation prior to the Reporting Date, and as to U.S. Government Obligations and Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements), the face amount or aggregate principal amount of such U.S. Government Obligations or Short Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of Certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to tne Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero:

          (c) as to Conventional Mortgage Pass-Through Certificates, the product of (i) the outstanding aggregate principal balance of the mortgage loans underlying the Certificates as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Corporation, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such Certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero; and

          (d) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof.

Without amending these Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agency from that set forth in these Articles of Incorporation and (ii) a method recognized by the Rating Agency for calculating the Market Value of any asset identified as Eligible Portfolio Property after the Restatement Date may be specified if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the Preferred Stock.

                                   ARTICLE II
                            Miscellaneous Provisions

     2.01 Articles. Except as hereby expressly changed, the Articles are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     2.02 Terms Defined. For all purposes of this Certificate of Change of Definitions, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form herein and defined in the Articles have the meanings specified in the Articles.

     2.03 Italics. Where partial changes of the definition of Corporate Bonds contained in the Articles have been made in Section l.Ol(a) or 1.02(a) of
Article I hereof, the deleted wording appears in brackets and the amended wording appears underscored. Such device is merely for convenience, denotes no special emphasis or meaning.

     IN WITNESS WHEREOF, THE NEW AMERICA HIGH INCOME FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 14th day of October, 1988, and its President acknowledges that these presents are the act and deed of The New America High Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of her knowledge, information and belief.

                              THE NEW AMERICA HIGH INCOME FUND, INC.


[SEAL]                        By: /s/ Patricia Ostrander
                                  --------------------------
                                  Patricia Ostrander, President
ATTEST:

/s/ John R. LeClaire
John R. LeClaire,
Assistant Secretary